                                                                   EXHIBIT 10.54

                                     LEASE

                                    BETWEEN

                          CITADEL REALTY, INC., LESSOR

                                      AND

                        DISNEY ENTERPRISES, INC., LESSEE

                               TABLE OF CONTENTS
                               -----------------

                                                                            PAGE
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
1. Basic Lease Provisions..................................................   1
     1.1. Parties..........................................................   1
     1.2. Premises.........................................................   1
     1.3. Building.........................................................   1
     1.4. Permitted Use....................................................   1
     1.5. Term.............................................................   1
     1.6. Base Rent........................................................   1
     1.7. Base Rent Increase...............................................   2
     1.8. Rent Paid Upon Tender of Possession..............................   2
     1.9. Security Deposit.................................................   2
     1.10. Lessee's Share of Operating Expenses............................   2
     1.11. Extension Options...............................................   2

2. Premises, Parking and Common Areas......................................   2
     2.1. Premises.........................................................   2
     2.2. Vehicle Parking..................................................   2
     2.3. Common Areas - Definition........................................   3
     2.4. Common Areas - Rules and Regulations.............................   3
     2.5. Common Areas - Changes...........................................   3
     2.6. Rules and Regulations and Use....................................   4

3. Term....................................................................   4
     3.1. Term.............................................................   4
     3.2. Delay in Possession..............................................   4
     3.3. Early Possession.................................................   5
     3.4. Uncertain Commencement...........................................   5

4. Rent....................................................................   5
     4.1. Base Rent........................................................   5
     4.2. Operating Expenses...............................................   5
     4.3. [INTENTIONALLY OMITTED]..........................................  11
     4.4. [INTENTIONALLY OMITTED]..........................................  11

5. [INTENTIONALLY OMITTED].................................................  11

6. Permitted Use...........................................................  12
     6.1. Permitted Use....................................................  12
     6.2. Compliance with Law..............................................  12
     6.3. Condition of Premises............................................  12

7. Maintenance, Repairs, Alterations and Common Area Services..............  13
     7.1. Lessor's Obligations.............................................  13
     7.2. Lessee's Obligations.............................................  14
     7.3. Alterations and Additions........................................  14
     7.4. Utility Additions................................................  16

8. Insurance; Indemnity....................................................  16
     8.1. Liability Insurance-Lessee.......................................  16
     8.2. Liability Insurance-Lessor.......................................  17
     8.3. Property Insurance-Lessee........................................  17
     8.4. Property Insurance-Lessor........................................  17
     8.5. Insurance Policies...............................................  17
     8.6. Waiver of Subrogation............................................  18
     8.7. Indemnity........................................................  19
     8.8. Exemption of Lessor from Liability...............................  19
     8.9. No Representation of Adequate Coverage...........................  19
     8.10. Reciprocal Indemnity............................................  20

9. Damage or Destruction...................................................  20
     9.1. Definitions......................................................  20
     9.2. Premises Damage; Premises Building Partial Damage................  21
     9.3. Premises Building Total Destruction; Office Building Project
            Total Destruction..............................................  21
     9.4. Damage Near End of Term..........................................  22
     9.5. Abatement of Rent................................................  22
     9.6. [INTENTIONALLY OMITTED.].........................................  24
     9.7. Waiver...........................................................  24

10. Real Property Taxes....................................................  24
     10.1. Payment of Taxes................................................  24
     10.2. Additional Improvements; Change in Ownership....................  24
     10.3. Definition of "Real Property Tax................................  24
     10.4. Joint Assessment................................................  25
     10.5. Personal Property Taxes.........................................  25

11. Utilities..............................................................  25
     11.1. Services Provided by Lessor.....................................  25
     11.2. Excess Use of Services..........................................  25
     11.3. Interruptions...................................................  25

12. Assignment and Subletting..............................................  26
     12.1. Lessor's Consent Required.......................................  26
     12.2. Terms and Conditions Applicable to Assignment and Subletting....  26
     12.3. Additional Terms and Conditions Applicable to
             Subletting/Assignment.........................................  27
     12.4. Lessor's Expenses...............................................  29

     12.5. Conditions to Consent...........................................  29

13. Default; Remedies......................................................  29
     13.1. Default.........................................................  29
     13.2. Lessor's Remedies...............................................  30
     13.3. Default by Lessor...............................................  32
     13.4. Late Charges....................................................  32

14. Condemnation...........................................................  32

15. Broker's Fee...........................................................  33

16. Estoppel Certificate...................................................  33

17. Lessor's Liability.....................................................  34

18. Severability...........................................................  34

19. Interest on Past-due Obligations.......................................  34

20. Time of Essence........................................................  34

21. Additional Rent........................................................  35

22. Incorporation of Prior Agreements; Amendments..........................  35

23. Notices................................................................  35

24. Waivers................................................................  35

25. Recording..............................................................  35

26. Holding Over...........................................................  35

27. Cumulative Remedies....................................................  36

28. Covenants and Conditions...............................................  36

29. Binding Effect; Choice of Law..........................................  36

30. Subordination..........................................................  36

31. Attorneys' Fees........................................................  37

32. Lessor's Access........................................................  37

33. Auctions...............................................................  38

34. Signs/Satellite Dishes.................................................  38

35. Merger.................................................................  39

36. Consents...............................................................  39

37. Guarantor..............................................................  39

38. Quiet Possession.......................................................  39

39. Options................................................................  39
     39.1. Definition......................................................  39
     39.2. Options Personal................................................  39
     39.3. Multiple Options................................................  39
     39.4. Effect of Default on Options....................................  40
     39.5. Lessor's Right to Terminate.....................................  40

40. Security Measures--Lessor's Reservations...............................  40

41. Easements..............................................................  41

42. Intentionally Omitted..................................................  42

43. Lessor's Right to Perform..............................................  42

44. Limitation on Lessor's Liability.......................................  42

45. Toxic Materials........................................................  42

46. [INTENTIONALLY OMITTED]................................................  45

47. Authority/Certificate..................................................  45

48. [INTENTIONALLY OMITTED.]...............................................  46

49. No Offer...............................................................  46

50. Lender Modification....................................................  46

51. Multiple Parties.......................................................  46

52. Work Letter............................................................  46

53. Attachments............................................................  46

54. Options To Extend Term.................................................  46

55. [INTENTIONALLY OMITTED]................................................  49


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
56. [INTENTIONALLY OMITTED]................................................  49

57. Confidentiality........................................................  49

58. Use of Disney Name Prohibited..........................................  49

EXHIBIT A STANDARD OFFICE LEASE, FLOOR PLAN................................  51

EXHIBIT B RULES AND REGULATIONS FOR LEASE..................................  56

EXHIBIT C WORK LETTER TO OFFICE LEASE......................................  62

EXHIBIT D STANDARDS FOR UTILITIES AND SERVICES.............................  68

EXHIBIT E CERTIFICATE......................................................  78


                                     LEASE

                                BY AND BETWEEN

                             CITADEL REALTY, INC.

                                      AND

                           DISNEY ENTERPRISES, INC.



                           600 NORTH BRAND BOULEVARD

                             GLENDALE, CALIFORNIA



1.   BASIC LEASE PROVISIONS ("Basic Lease Provisions").

     1.1 PARTIES: This Lease, dated, for reference purposes only, _____________________, 1996, is made by and between CITADEL REALTY, INC. (herein called "Lessor"), and DISNEY ENTERPRISES, INC., a Delaware corporation (herein called "Lessee").

     1.2  PREMISES:  All of the Building's second (2nd), third (3rd), fourth (
4th), fifth (5th) and sixth (6th) floors, consisting of approximately 79,980 rentable square feet, more or less, as defined in paragraph 2 and as shown on Exhibit "A" hereto (the "Premises").

     1.3 BUILDING: Commonly described as being located at 600 North Brand Boulevard, in the City of Glendale, County of Los Angeles, State of California, and as defined in paragraph 2.

     1.4 PERMITTED USE: General office and any other legally permitted use compatible with the Building (subject to Lessee securing, at its sole cost and expense, all licenses, permits and other approvals necessary for such use), subject to paragraph 6.

     1.5 TERM: Ten (10) years, commencing on the earliest to occur of (the "Commencement Date") (1) one hundred and twenty (120) days after the date on which the possession of the Premises, in the manner called for by paragraph
3.2.1 hereof, is tendered to Lessee, (2) the date on which Lessee commences business operations at the Premises, or (3) February 1, 1997, and ending on that date which is ten (10) years thereafter.

     1.6 BASE RENT: One Hundred Forty-Seven Thousand, Nine Hundred Sixty-Three Dollars ($147,963.00) per month for months one (1) through sixty (60) of the Term and One Hundred Sixty-Three Nine Hundred Fifty-Nine Dollars ($163,959.00) per month for months sixty-one (61) through one hundred twenty (120) of the Term.

     1.7  BASE RENT INCREASE: [INTENTIONALLY OMITTED]

     1.8 RENT PAID UPON TENDER OF POSSESSION: One Hundred Forty-Seven Thousand Nine Hundred Sixty-Three Dollars ($147,963.00) shall be deposited into an escrow account, with interest thereon to be credited to Lessee and to be withdrawn by Lessor on the Commencement Date and applied to Base Rent for the first month of the Term. All interest on said account shall be credited to, and shall be paid promptly upon written request to, Lessee.

     1.9   SECURITY DEPOSIT:  None.

     1.10  LESSEE'S SHARE OF OPERATING EXPENSES: 87.25% as defined in paragraph
4.2 (based on total Building rentable square footage of approximately 91,669).

     1.11 EXTENSION OPTIONS: Lessee shall have two (2) options to extend the term of this Lease, each such option to be for a five (5) year period, as provided in paragraph 54 hereof.

2.   PREMISES, PARKING AND COMMON AREAS.

     2.1 PREMISES: The Premises are a portion of a building, herein sometimes referred to as the "Building" identified in paragraph 1.3 of the Basic Lease Provisions. The Premises, the Building, the Common Areas, the land upon which the same are located, along with all other buildings and improvements thereon or thereunder (including the surface parking lot adjacent to the Building ("Surface Lot") and the parking structure located at 600 North Maryland Avenue ("Parking Structure"), are herein collectively referred to as the "Office Building Project." Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein, the real property referred to in the Basic Lease Provisions, paragraph 1.2, as the "Premises," including rights to the Common Areas as hereinafter specified.

     2.2. VEHICLE PARKING: So long as no Material Default on the part of Lessee exists and remains uncured, and subject to the parking rules set forth in Exhibit B hereto, as amended for the entire Office Building Project from time to time (provided, however, that Lessor shall not amend the Parking Rules unreasonably or in a manner that materially and adversely affects Lessee's operations at the Premises) ("Parking Rules"), Lessee shall be entitled to rent and use four (4) parking spaces in the Parking Structure for every 1,000 rentable square feet of space leased by Lessee under this Lease in the Office Building Project at the monthly rate set forth in paragraph 2.2.2. Up to fifteen percent (15%) of such spaces may be converted by Lessee to reserved spaces ("Reserved Spaces").

          2.2.1 If Lessee breaches any of the parking covenants described in the Lease or the Parking Rules, then Lessor (or its parking operator if any) shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor or its parking operator.

          2.2.2 During the first thirty-six (36) months of the term of this Lease, the monthly parking rate per parking space will be forty dollars ($40) per month for unreserved parking spaces and seventy dollars ($70) per month for Reserved Spaces. Thereafter, the monthly parking rate will be subject to change upon thirty (30) days', prior written notice to Lessee; provided that parking rates may be adjusted no more frequently than once each year to prevailing market rates for detached parking, and any increases in parking rates (after the initial increase) shall not exceed 7% (cumulative) per annum; provided further, however, that the first such increase shall not exceed twenty-five percent (25%) over the initial rate. Monthly parking fees shall be payable one month in advance prior to the first day of each calendar month.

          2.2.3 In addition to the foregoing, but also subject to the Parking Rules, Lessee's customers at the Premises shall be entitled to park free of charge in up to fifteen (15) parking spaces in the Surface Lot as designated by Lessor. Additional customers may park in any available spaces in the Parking Structure and shall be charged the then prevailing rates being charged to members of the general public for such parking. Notwithstanding the foregoing, Lessee shall be entitled to purchase from Lessor or its parking operator parking validation stamps, in 20-minute increments (and such other increments as Lessor or its parking operator reasonably deems convenient), all at the prevailing rate charged by other similar office buildings comparably located in the City of Glendale, California or the immediate vicinity ("Comparable Buildings") and shall be entitled to validate the parking tickets of Lessee's customers by means of such stamps.

          2.2.4 Subject to interruptions beyond Lessor's control, Lessee shall be granted access to the Building, the Premises, Services and Utilities and the parking provided to the Building twenty-four (24) hours per day, seven (7) days per week, every day of the year.

     2.3 COMMON AREAS - DEFINITION. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Office Building Project that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and of other lessees of the Office Building Project and their respective employees, suppliers, shippers, customers and invitees, including, but not limited to, common entrances, lobbies, corridors, stairways and stairwells, public restrooms, elevators, escalators, parking areas to the extent not otherwise prohibited by this Lease, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, ramps, driveways, landscaped areas and decorative walls.

     2.4 COMMON AREAS - RULES AND REGULATIONS. Lessee agrees to abide by and conform to the rules and regulations attached hereto as Exhibit B with respect to the Office Building Project and Common Areas, and to cause its employees, suppliers, shippers, customers, and invitees to so abide and conform. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to modify, amend and enforce said rules and regulations. Lessor shall not be responsible to Lessee for the non-compliance with said rules and regulations by other lessees, their agents, employees and invitees of the Office Building Project.

     2.5 COMMON AREAS - CHANGES. Lessor shall have the right, in Lessor's sole discretion, from time to time:

          (a) To make changes to the Building interior and exterior and Common Areas, including, without limitation, changes in the location, size, shape, number and appearance thereof, including but not limited to the lobbies, windows, stairways, air shafts, elevators, escalators, restrooms, driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, discretion of traffic, decorative walls, landscaped areas and walkways; provided, however, Lessor shall at all times provide the parking facilities required by applicable law and sufficient to provide Lessee with the parking set forth in Paragraph 2.2 hereof; and provided further, however, that the visibility, location and size of the Premises, building services and access to the Premises, shall not be adversely affected thereby;

          (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available, and such closure does not otherwise materially interfere with Lessee's normal business use of the Premises;

          (c)  [Intentionally Omitted];

          (d)  [Intentionally Omitted];

          (e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Office Building Project, or any portion hereof;

          (f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Office Building Project as Lessor may, in the exercise of sound business judgment deem to be appropriate; provided, however, that the visibility, location and size of the Premises, building services and access to the Premises, shall not be adversely affected thereby.

          Lessor shall diligently pursue to completion all matters described above.

     2.6 RULES AND REGULATIONS AND USE. Lessor agrees that the Rules and Regulations of the Building, attached to the Lease as Exhibit "B", shall not be changed, revised or enforced in any unreasonable way by Lessor, nor modified or added to by Lessor in such a way as to unreasonably interfere with Lessee's permitted use of the Premises set forth in the Lease. Lessor shall use commercially reasonably efforts (which shall include unlawful detainer proceedings if so warranted) at least comparable to those that would be used by other lessors of comparable buildings to secure compliance by other lessees of the Building with the Rules and Regulations. In the event of any conflict between the Rules and Regulations and this Lease, the provisions of this Lease shall control.

3.   TERM.

     3.1 TERM. The term and Commencement Date of this Lease shall be as specified in paragraph 1.5 of the Basic Lease Provisions.

     3.2 DELAY IN POSSESSION. If for any reason Lessor cannot deliver possession of the Premises to Lessee by February 1, 1997 and subject to paragraph 3.2.2, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this lease; provided, however, that if Lessor does not deliver possession of the Premises to Lessee by April 15, 1997, Lessee shall have the right to terminate this Lease, which right must be exercised, if at all, before May 15, 1997, and, upon such termination, the parties hereto shall have no further obligations hereunder as if this lease had never been entered into.

          3.2.1 POSSESSION TENDERED - DEFINED. Possession of the Premises shall be deemed tendered to Lessee ("Tender of Possession") upon the earlier to occur of (1) the date on which Lessor turns the Premises over to Lessee in its "as is" condition, but free and clear of any occupancy and/or debris and in broom clean condition, provided that, the condition of the Building is such that Tenant's building permit is not delayed by reason of work required to be completed by Lessor pursuant to Section 6.3(a) of this Lease, or (2) the date on which Lessee actually occupies the Premises. Upon Tender of Possession, Lessee shall construct the Tenant Improvements called for by the work letter being entered into by and between Lessor and Lessee, a copy of which is attached hereto as Exhibit C (the "Work Letter").

          3.2.2 DELAYS CAUSED BY LESSEE. There shall be no abatement of rent for delays, to the extent caused by acts or omissions of Lessee, its agents, employees and contractors.

     3.3 EARLY POSSESSION. If Lessee occupies the Premises prior to the Commencement Date, such occupancy shall be subject to all provisions of this Lease, and such occupancy shall not change the termination date.

     3.4 UNCERTAIN COMMENCEMENT. In the event commencement of the Lease term is based on the completion of the improvements or Tender of Possession or some other event which is not documented, Lessee and Lessor shall, upon request by Lessor, execute an amendment to this Lease that sets forth the Commencement Date as determined in accordance with the terms hereof.

4.   RENT.

     4.1 BASE RENT. Commencing on the Commencement Date except as may be otherwise expressly provided in this Lease, Lessee shall pay to Lessor the Base Rent for the Premises set forth in paragraph 1.6 of the Basic Lease Provisions, without offset or deduction. Lessee shall deposit upon Tender of Possession of the Premises the advance Base Rent as described in paragraph 1.8 of the Basic Lease Provisions as first month's Base Rent. Rent for any period during the term hereof which is for less than one month shall be prorated based upon the actual number of days of the calendar month involved. Rent shall be payable in lawful money of the United States to Lessor at the address stated herein or to such other persons or at such other places as Lessor may designate in writing.

     4.2 OPERATING EXPENSES. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee's Share, as hereinafter defined, of the increase in all Operating Expenses over those for the calendar year 1997 ("Base Year"), during each calendar year of the term of this Lease, commencing January 1, 1998, in accordance with the following provisions:

          (a) "Lessee's Share" is defined, for purposes of this Lease, as the percentage set forth in paragraph 1.10 of the Basic Lease Provisions, which percentage has been determined by dividing the approximate square footage of the Premises by the total approximate square footage of the rentable space contained in the Office Building Project. It is understood and agreed that the square footage figures set forth in the Basic Lease Provisions are approximations which Lessor and Lessee agree are reasonable and shall not be subject to revision except in connection with an actual change in the size of the Premises or a change in the space available for lease in the Office Building Project. It is further agreed that Lessee shall in no event be entitled to a credit to or adjustment of Lessee's Share of Operating Expenses payable hereunder, even if the ratio of Operating Expenses actually paid by Lessee compared to total Operating Expenses actually paid by Lessee and other lessees of the Office Building Project exceeds Lessee's Share (as it might, by way of example only and not limitation, if some leases of the Office Building Project are made on a "gross" basis, in which case the lessees under such leases would not directly pay any portion of the Operating Expenses).

          (b) "Operating Expenses" shall mean any and all actual and verifiable costs and expenses paid or incurred by Lessor during the Term in connection with the operation, maintenance, management and repair of the Office Building Project. By way of illustration but not limitation, Operating Expenses shall include the following: (i) the cost of air conditioning, electricity, steam, heating, water, plumbing, mechanical, ventilating, electrical systems, sanitary and storm drainage, life safety equipment, telecommunications equipment, lessee directories, fire detection systems, sprinkler systems, the cost of environmental surcharges imposed by any government entity, escalator and elevator systems and all other utilities and the cost of supplies and equipment and maintenance and service contracts in connection therewith; (ii) the cost of repairs and general maintenance and cleaning, including all goods, services and supplies purchased by Lessor in connection therewith; (iii) without limiting the provisions of paragraphs 8.2 or 8.4 below, the cost of fire, extended coverage, boiler, sprinkler, public liability, property damage, loss of rent, earthquake and other insurance on or covering operations of the Building, including such other endorsements as Lessor may desire, all in such amounts as Lessor may reasonably determine or the Building's share of a blanket policy, whether or not it is actually paid for by the Building, as reasonably determined by Lessor, and the cost of any losses payable by Lessor as a deductible; (iv) reasonable and customary wages, salaries and other labor costs for employees at or below the grade of building manager located at, and performing services at, the Office Building Project, including uniforms, taxes, insurance, retirement, medical and other employee benefits; (v) reasonable and customary fees, charges and other costs, including without limitation management fees, consulting fees, legal fees and accounting fees, of all independent contractors engaged by Lessor to perform services directly relating to the management of the Office Building Project or reasonably charged by Lessor if Lessor or its affiliate(s) perform management services in connection with the Office Building Project, and the costs of supplying, replacing and cleaning employee uniforms; (vi) the cost of licenses, permits and inspections and the cost of contesting the validity or applicability of any governmental enactments which may affect Operating Expenses; (vii) the cost of window coverings, decorative items, carpeting and other wall or floor coverings furnished by Lessor from time to time in public corridors and Common Areas; but excluding the upgrading of the Common Areas (and, specifically the Building's lobby and elevator cabs) currently planned for the Office Building Project as provided in the Work Letter attached hereto as Exhibit C (viii) the cost of repairs, maintenance and cleaning of the Common Areas including, but not limited to striping, bumpers, irrigation systems, Common Area lighting facilities, Building exteriors and roofs, fences and gates; (ix) Lessor's contributions to any owner's association providing maintenance or other services or benefits to the Building; (x) the cost of trash disposal, janitorial and security services; and (xi) without limiting the provisions Paragraph 6.3 and 7.3, the cost of any capital improvements (meaning those items which have a useful life of more than five (5) years) made to the Building after the date of this Lease which are (A) reasonably calculated as a labor-saving or energy conservation device or to effect other economies in the operation or maintenance of the Building, or (B) made to the Building after the date of this Lease that are required under any governmental law or regulation that was not applicable to and enforceable with respect to the Building at the Tender of Possession (including without limitation those undertaken to comply with the Americans with Disabilities Act, as such Act applies to the Common Areas), provided that such capital improvements costs shall be amortized pursuant to generally accepted accounting procedures ("GAAP") over such reasonable period as Lessor shall determine, together with interest on the unamortized balance at a market rate.

          (C) Lessee's Share of Operating Expenses shall be payable by Lessee within thirty (30) days after a reasonably detailed statement of actual expenses is presented to Lessee by Lessor. At Lessor's option, however, an amount may be estimated by Lessor from time to time of Lessee's Share of annual Operating Expenses and the same shall be payable monthly or quarterly, as Lessor shall designate, during each calendar year of the Lease term, on the same day as the Base Rent is due hereunder. In the event that Lessee pays Lessor's estimate of Lessee's Share of Operating Expenses as aforesaid, Lessor shall deliver to Lessee within sixty (60) days after the expiration of each calendar year a reasonably detailed statement showing Lessee's Share of the actual Operating Expenses incurred during the preceding year. If Lessee's payments under this paragraph 4.2(d) during said preceding calendar year exceed Lessee's Share as indicated on said statement, Lessee shall be entitled, at Lessee's election to credit the amount of such overpayment against Lessee's Share of Operating Expenses next falling due, or to receive a reimbursement of the overpayment from Lessor within thirty (30) days thereafter. If Lessee's payments under this paragraph during said preceding calendar year were less than Lessee's Share as indicated on said statement, Lessee shall pay to Lessor the amount of the deficiency within thirty (30) days after delivery by Lessor to Lessee of said statement.

          (D) Notwithstanding anything in this Lease to the contrary, Operating Expenses shall not include the following:

               1. Costs reimbursed by insurers, or governmental authorities or any other entity.

               2. Costs for utilities, services, items and other benefits (including, without limitation, Building alterations or renovations) provided to other lessees or occupants of the Building, but which are not provided to Lessee.

               3.  Ground lease rental.

               4. Leasing commissions, space preparation costs, attorneys' fees and other costs and expenses incurred in connection with negotiations or disputes with present or prospective lessees or other occupants, or associated with the enforcement of any leases or the defense of Lessor's title or interest in the Building or Common Areas or any part thereof or legal or other professional fees incurred in connection with any real estate tax or assessment proceeding or contest, except that the cost (net of actual savings) with respect to any real estate tax or assessment proceeding or contest which Lessor determines has a reasonable prospect of success shall be included in Operating Expenses.

          5. Interest, principal, points and fees on any debt instrument encumbering all or any portion of the Building or Office Building Project.

          6. Depreciation and amortization, except as otherwise specifically set forth herein.

          7. Lessor's general corporate overhead and general administrative expenses, including, without limitation, in-house legal and accounting fees and costs.

          8. Costs for replacements or material repairs resulting from inferior or deficient workmanship, materials or equipment in the initial construction or equipping of the Building or alterations thereto, or which is covered by insurance.

          9. The cost of any repairs, alterations, additions, changes, replacements and all other items which are incurred in order to market space within the Building or prepare for a new lessee's occupancy including, without limitation, the cost of permits, licenses and inspection, allowances in lieu of improvements and costs incurred for any other lessee concessions.

          10. Insurance premiums to the extent of any refunds thereof and insurance deductibles in excess of commercially reasonable levels for similar office buildings in Glendale, California, subject to a maximum in any year of Eighty Thousand Dollars ($80,000). The insurance limits and deductibles of Lessor in effect as of the date of this Agreement are acceptable.

          11. Any advertising, development, promotional or marketing expenses and costs of installation, replacement and material repair of all leasing signs associated with the Building, the Office Building Project, its lessees and all related facilities (except as specifically provided in this Lease).

          12. Any costs representing an amount paid to any person, firm, corporation or other entity related to Lessor (or any partner thereof), which is in excess of the fair market value of such materials or services if said material or services had been rendered by an unrelated third party on a competitive basis.

          13. Any expenses for repairs or maintenance which are reimbursed through warranties or service contracts.

          14. Any bad debt loss or expense, rent loss, or reserves for bad debt or rent loss.

          15. Fines, penalties, late payment charges and interest, except to the extent such costs are attributable to Lessee's acts.

          16. Costs arising out of Lessor's charitable or political contributions, and fees or dues payable to trade or industry associations, or similar organizations.

          17. Costs incurred due to a default by Lessor, its agents, or any lessee of the terms and conditions of this Lease or any other lease or agreement affecting the Office Building Project.

          18. Except in cases of emergency, rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature (other than equipment which is used in providing janitorial services and which is not affixed to the Building) to the extent such expenses exceed the amortized cost over the useful life (in accordance with GAAP) of replacing such equipment.

          19. All items and services for which Lessee reimburses Lessor or pays third persons or which Lessor provides selectively to one or more lessees or occupants of the Office Building Project (other than Lessee) without reimbursement.

          20. The cost of repairs or other work occasioned by a casualty that is required to be insured against under this Lease, or by the exercise of eminent domain.

          21. Costs necessitated by or resulting from the negligence or willful misconduct of Lessor, its agents, employees, invitees and/or independent contractors.

          22. Costs of any services sold or provided to lessees or other occupants for which Lessor is entitled to be reimbursed by such lessees or other occupants as an additional charge or rental over and above the Base Rent (and escalations thereof).

          23. "Takeover" expenses, including but not limited to the expenses incurred by Lessor with respect to space located in another building of any kind or nature in connection with the leasing of space in the Office Building Project.

          24. Lessor's gross receipts taxes, personal and corporate income taxes, inheritance and estate taxes, and franchise, gift and transfer taxes.

          25. Any real estate taxes payable by Lessee or any other lessee in the Office Building Project under the applicable provisions in their respective leases.

          26. Real estate taxes allocable to the lessee improvements of Lessee or other lessees or occupants in the Office Building Project which are over and above the Lessor's standard lessee improvement allowance.

          27. Any compensation to executives, officers or partners of or in Lessor or to any other persons above the level of building manager and any management fees and expenses (including salaries of management personnel and office rental and other office expenses, such as for furniture and office equipment) to the extent such fees and expenses are in excess of competitive rates for such fees and expenses.

          28. Costs incurred in connection with any (i) environmental clean-up, response action, or remediation of Hazardous Materials (as defined in Paragraph
45) brought onto, in, under or about the Premises, the Building or the Office Building Project after the date hereof by Lessor or any lessee (other than Lessee) in the Office Building Project, or (ii) environmental clean-up, response action, or remediation of Hazardous Materials (as defined in Paragraph 45) brought onto, in, under or about the Premises, the Building or the Office Building Project on the date hereof which, in the case of either (i) or (ii) under laws in effect as of the date hereof, are or would be required to be remediated, including but not limited to costs and expenses associated with the defense, administration, settlement, monitoring or management thereof.

          29. The costs of sculptures, paintings and other objects of art purchased by Lessor for the Office Building Project.

          30. Any category or account relating to types or categories of expenditures not included in the Base Year except any such as may be required by Applicable Laws.

          (e) Operating Expenses shall be "net" only, and for that purpose shall be reduced by the amounts of any cash reimbursements, refunds or credits received by Lessor (net of the reasonable costs and expenses of obtaining the same, if any) with respect to any item of cost that is included in Operating Expenses. In the event any such reimbursement, refund or credit is received by Lessor in a later calendar year, it shall be applied against the Operating Expenses for such later calendar year; provided, however, that if the term of this Lease has expired, Lessee's percentage share of such item shall be promptly refunded by Lessor to Lessee. No item of expense shall be included in or deducted from Operating Expenses more than once under any circumstances. Lessor shall use reasonable efforts to effect an equitable proration of bills for services rendered to the Building and to any other property owned by Lessor.

          (f) Upon not less than five (5) business days' prior written notice to Lessor and during regular business hours of Lessor, but not more often than once during any calendar year, Lessee and its independent certified public accountants and/or internal auditors (but not any persons compensated based upon a contingency or a percentage of savings) shall have the right to audit and copy, at Lessee's sole cost and expense, Lessor's books and records relating to any determination of Lessee's Share of Operating Expense, such notice to be given, if at all, within twelve (12) months after Lessee's receipt of Lessor's determination. Any information obtained by Lessee or its auditors shall be held strictly confidential except as required by law, order of court or as needed to conduct an arbitration as provided below. Any dispute between the parties hereto with respect to such statement shall be resolved by arbitration in accordance with the then existing rules of the American Arbitration Association, with the arbitrator(s) to be an independent certified public accountant in good standing; provided, however, that there shall not be deemed to be such a dispute unless Lessee notifies Lessor thereof within twelve (12) months after Lessee's receipt of Lessor's determination. If there is such a dispute, upon resolution thereof, Lessor shall promptly return to Lessee any amount agreed or determined to have been overpaid to Lessor, and Lessee shall promptly pay to Lessor any amount agreed or determined to be due thereto. Notwithstanding any contrary provision herein, if the total of Lessee's Share of Operating Expense is determined to have been overstated in such statement by more than five percent (5%) Lessor shall promptly reimburse to Lessee any reasonable cost and expenses paid by Lessee to its independent certified public accountant or with respect to internal auditors in connection with seeking the return of the overpayment in question, not to exceed $5000.00 in the case of independent certified public accountants and $2500.00 in the case of internal auditors, except where the overstatement was willful or the product of fraud; otherwise each party shall pay its own costs and expenses associated with such audit.

          (g) If the Office Building Project is not at least 95% occupied during all or a portion of any Lease Year including the Base Year, then Lessor shall make an appropriate adjustment, in accordance with industry standards, of the Office Building Project Operating Expenses for each such Lease Year and Base Year to determine what the Office Building Project Operating Expenses would have been for such year as if the Office Building Project had been 95% occupied, and the amount so determined shall be deemed to be the amount of Office Building Project Operating Expense for the year. Such adjustment shall be made by Lessor by increasing those costs included in the Office Building Project Operating Expense which according to industry practice vary based upon the level of occupancy of the Office Building Project.

          (h) As part of Operating Expenses, Lessor shall provide Normal Quantities (as defined below) of electricity to the Premises twenty-four (24) hours a day, seven (7) days per week, every day of the year. In the event Lessee requires utilities, heating, ventilating or air-conditioning ("HVAC") and/or services in excess of what Lessor is required to provide during Business Hours (as defined in Lease Section 11.1) or at times other than during Business Hours, Lessor agrees to provide such extra utilities and services, subject to interruptions beyond Lessor's control, and Lessee agrees to reimburse to Lessor its "reasonable estimated actual cost" of providing such extra utilities and services, without a profit to or overhead, administration or depreciation charge by Lessor; provided, however that, with respect to the operation of HVAC during non-Business Hours, Lessor's "reasonable estimated actual cost" shall be calculated on an hourly basis and shall include additional wear and tear on plant and equipment incurred in connection with such extra use. Lessor's "reasonable estimated actual cost" shall be determined by Syska & Hennessy, Inc., Engineers (or such other engineering firm qualified to make such cost estimates as may be approved by Lessor and Lessee) after review of Lessee's plans and specifications for improvements and equipment within the Premises. After the first year of the Term, the charge for HVAC during non Business Hours may increase in Lessor's reasonable discretion if similar charges for Comparable Buildings have increased. Lessee shall be charged for excess electrical consumption when total consumption during Business Hours exceeds five (5) watts per rentable square foot multiplied by the rentable area of the Premises ("Normal Quantities"). If Lessor determines that Lessee's use of electricity or other Utilities or Services is frequently above Normal Quantities, Lessor may, at Lessee's expense, install separate meters and/or other measuring devices to determine the actual costs to be paid by Lessee.

     4.3.  [INTENTIONALLY OMITTED]

     4.4.  [INTENTIONALLY OMITTED]

5.   [INTENTIONALLY OMITTED]

6.   PERMITTED USE.

     6.1 PERMITTED USE. The Premises shall be used and occupied only for the purpose set forth in paragraph 1.4 of the Basic Lease Provisions and for no other purpose.

     6.2  COMPLIANCE WITH LAW.

          (a) Except as otherwise set forth in this Lease, Lessor makes no representation or warranty to Lessee regarding the condition of the Premises or with respect to whether or not the Premises, or the use for which Lessee will occupy the Premises, will violate any covenants or restrictions of record, or any applicable building code, regulation, law or ordinance in effect on the Commencement Date or at any other time.

          (B) Lessee shall, at Lessee's expense, promptly comply with all applicable statutes, ordinances, rules, regulations, orders, covenants and restrictions of record, and requirements of any fire insurance underwriters or rating bureaus, now in effect or which may hereafter come into effect, whether or not they reflect a change in policy from that now existing, during the term or any part of the term hereof, relating in any manner to the Premises and the occupation and use by Lessee of the Premises. Lessee shall conduct its business in a lawful manner and shall not use or permit the use of the Premises or the Common Areas in any manner that will tend to create waste or a nuisance. Notwithstanding anything in the foregoing to the contrary, Lessee shall not be required to make any repair to, modification of, or addition to the Building Structure and/or the Building Systems (each as defined below) except and to the extent required because of its use of the Premises for other than normal and customary business office operations.

     6.3  CONDITION OF PREMISES.

          (a) Lessor makes no representation or warranty regarding the condition of the Premises except as set forth in Subsection (c) below. Nonetheless, Lessor will be fully responsible for making all alterations and repairs to the Premises and the Building at its cost, which shall not be included as Operating Expenses (as defined in Section 4.2 of the Lease), (i) required to remove any and all asbestos containing materials ("ACM") discovered at any time to have existed in the Premises as of the Tender of Possession of the Premises to Lessee, (ii) resulting from or necessitated by the failure of the Building or the Premises to comply as of the date of Tender of Possession with the Americans with Disabilities Act of 1990, 42 U.S.C. 12101 et seq., as amended (the "ADA"),
                                               -- ---
(iii) resulting from or necessitated by the failure of the Building, the Common Areas, or the Premises to comply (including compliance by reason of a prior existing condition) with all governmental regulations, ordinances, and laws existing as of the date of Tender of Possession, including, but not limited to, laws pertaining to Hazardous Materials ("Applicable Laws"), in order to make the Premises, the Building and the site upon which the Building is situated (the "Site") suitable, as currently improved, for business offices; provided, however, that any alterations within the Premises required to comply with the ADA or other Applicable Laws which are imposed by ADA or other Applicable Laws by reason of Lessee's construction of the Tenant Improvements shall be the responsibility of Lessee. In the case of Hazardous Materials, the term "Applicable Laws" will be deemed to include any standards, guidances or other recommendations issued by nationally recognized authoritative governmental units or other bodies such as the United States Environmental Protection Agency, the United States or any relevant state, the Occupational Safety and Health Administration, the National Institutes of Health or the American Congress of Industrial Hygienists. Lessor's obligation to perform such work in accordance with Applicable Laws will be deemed to exist as of the date of Tender of Possession.

          (b) Except as otherwise provided in this Lease, and except for latent defects which are not discernible upon reasonable inspection, Lessee hereby accepts the Premises in its condition existing as of the Commencement Date or the date that Lessee takes possession of the Premises, whichever is earlier, subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, and any easements, covenants or restrictions of record, and accepts this Lease subject thereto and to all matters disclosed thereby and by any exhibits attached hereto. Lessee acknowledges that it has satisfied itself by its own independent investigation that the Premises are suitable for its intended use, and that neither Lessor nor Lessor's agent or agents has made any representation or warranty as to the present or future suitability of the Premises, Common Areas, or Office Building Project for the conduct of Lessee's business.

          (c) Lessee acknowledges that it has received the following reports from Lessor and Lessor represents to Lessee that Lessor has no actual knowledge of any Hazardous Materials on or about the Premises except as disclosed in such reports (the "Environmental Reports"):

               1. Phase One Environmental Assessment for Fidelity Federal Bank Project #1340
                    Prepared by Phase One, Inc.
                    February 1994

               2. Asbestos Survey prepared for Fidelity Federal Bank Dated December 23, 1987
                    Prepared by M.B. Gilbert Associates

               3.   Hazardous Materials Underground
                    Storage tank closure report for 600 N. Maryland (Parking Structure)

               4. Report of Site Assessment and in-place closure underground fuel storage tank
                    Permit #6421
                    Dated May 3, 1993

               5.   Third party review of the Phase One by Dames & Moore for
                    Citadel
                    Dated April 13, 1995

7.   MAINTENANCE, REPAIRS, ALTERATIONS AND COMMON AREA SERVICES.

     7.1 LESSOR'S OBLIGATIONS. Lessor agrees that at all times it will maintain the structural portions of the Building, including the foundation, floor/ceiling slabs, roof, curtain walls, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, parking garage, stairwells, escalators, elevator cabs, plazas, artwork, closets and all Common Areas and public areas (collectively, "Building Structure") and the mechanical electrical, life safety, plumbing, sprinkler systems (connected to the core) and HVAC systems (including primary and secondary loops connected to the core) ("Building Systems") in good operating condition and repair; provided, however, that any repairs shall be made as soon as reasonably possible, and repairs to the HVAC systems shall be made outside of Business Hours. Lessor further agrees that it will keep the Common Areas in a neat and clean condition, consistent with that of Comparable Buildings.

     7.2  LESSEE'S OBLIGATIONS.

          (a) Notwithstanding Lessor's obligation to keep the Premises in good condition and repair, Lessee shall be responsible for payment of the cost thereof to Lessor as additional rent for that portion of the cost of any maintenance and repair of the Premises, or any equipment (wherever located) that serves only Lessee or the Premises, to the extent such cost is attributable to causes beyond normal wear and tear. Lessee shall be responsible, at its sole cost and expense, for painting, repairing or replacing wall coverings, repairing and maintaining the interior of the Premises (other than equipment which is part of, and affects, the Building Systems) and to repair or replace any Premises improvements that are not ordinarily a part of the Building or that are above then Building standards; provided that Lessee shall be responsible for complying with any building codes and other Applicable Laws (including without limitation the Americans with Disabilities Act) only as provided in Section 6.3 above. Lessor may, at its option, upon reasonable notice, elect to have Lessee perform any particular maintenance or repairs to items constructed or installed by Lessee, the cost of which is otherwise Lessee's responsibility hereunder.

          (b) On the last day of the term hereof, or on any sooner termination, Lessee shall surrender the Premises to Lessor in the same condition as received, ordinary wear and tear excepted, clean and free of debris. Any damage or deterioration of the Premises shall not be deemed ordinary wear and tear if the same could have been prevented by good maintenance practices by Lessee. Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee's trade fixtures, alterations, furnishings and equipment. Except as otherwise stated in this Lease, Lessee shall leave the air lines, power panels, electrical distribution systems, lighting fixtures, air conditioning, window coverings, walls, wall coverings, carpets, wall paneling, ceilings and plumbing on the Premises and in the same condition as received, ordinary wear and tear excepted.

     7.3  ALTERATIONS AND ADDITIONS.

          (a) Lessee shall not, without Lessor's prior written consent, make any alterations, improvements, additions or Utility Installations (other than cosmetic alterations such as carpet, paint and wall coverings which do not affect Building Systems or Building Structure) in, on or about the Premises, or the Office Building Project, which cost more than $25,000, which require a building permit or which affect the Building Structure, Building Systems or exterior of the Premises. As used in this paragraph 7.3 the term "Utility Installation" shall mean window coverings, power panels, electrical distribution systems, lighting fixtures, air conditioning, plumbing, and telephone and telecommunication wiring and equipment. At the expiration of the Term, Lessor may require the removal of any or all of said alterations, improvements, additions or Utility Installations, and the restoration of the Premises and the Office Building Project to their prior condition, at Lessee's expense, provided, however, that if Lessee requests Lessor's approval of any alterations, improvements, additions or Utility Installations prior to their installation and requests that Lessor identify which items Lessor will require to be removed at the expiration of the Term, Lessee shall not be required to remove any such item not so identified by Lessor. Should Lessor permit Lessee to make its own alterations, improvements, additions or Utility Installations, Lessee shall use only such contractor as has been reasonably approved by Lessor, and Lessor may require Lessee to provide Lessor, at Lessee's sole cost and expense, a payment and performance bond in an amount equal to one and one-half times the estimated cost of such improvements, to insure Lessor against any liability for mechanic's and materialmen's liens and to insure completion of the work; provided, however, that no such bond shall be required for so long as Lessee or a Lessee Affiliate is the lessee occupying the Premises.

          (b) Subject to the provisions of the foregoing paragraph 7.3(a), Lessee is granted the right to make non-structural alterations and improvements to the Premises, as long as Lessee pays for the entire cost of such alterations and improvements, Lessee agrees to remove said alterations and improvements upon the expiration or termination of the Lease, if requested by Lessor at the time the alterations and improvements are approved by Lessor, and such alterations and improvements will not adversely affect the structural integrity of the Premises and/or the Building. Any time Lessee proposes to make such alterations and/or improvements, Lessee shall provide Lessor with ten (10) days' notice of the proposed alterations and/or improvements, together with the plans and specifications, and Lessor shall grant its approval within such ten (10) day period, unless Lessor reasonably determines that such alterations and/or improvements would adversely affect the structural integrity of the Premises and/or the Building or would adversely affect the exterior appearance of the Building. If Lessor shall give its consent to Lessee's making such alteration, improvement, addition or Utility Installation, the consent shall be deemed conditioned upon Lessee acquiring a permit to do so from the applicable governmental agencies, furnishing a copy thereof to Lessor prior to the commencement of the work, and compliance by Lessee with all conditions of said permit in a prompt and expeditious manner.

          (c) Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises, the Building or the Office Building Project, or any interest therein.

          (d) Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in the Premises by Lessee, and Lessor shall have the right to post notices of non-responsibility in or on the Premises or the Building as provided by law. Lessee shall at all times keep the Premises, the Building and the Office Building Project free and clear of liens attributable in any way to a work of improvement commissioned by Lessee, or to the acts or omissions of Lessee, any of Lessee's employees, agents, or contractors, or any of their employees, agents or sub-contractors. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend itself and Lessor against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against Lessor or the Premises, the Building or the Office Building Project, upon the condition that if Lessor shall require it, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount not less than one hundred fifty percent (150%) of the amount of such contested lien claim or demand indemnifying Lessor against liability for the same and holding the Premises, the Building and the Office Building Project free from the effect of such lien or claim.

          (e) Notwithstanding anything to the contrary in the Lease, all articles of personal property and all business and trade fixtures, machinery and equipment, furniture and movable partitions owned by Lessee or installed by or on behalf of Lessee in the Premises shall remain the property of Lessee, and may be removed by Lessee at any time during the Term of the Lease as long as Lessee is not in default hereunder with any applicable cure period having expired; provided that Lessee shall repair and restore any damage caused by such removal. If Lessee fails to remove all of its effects from the Premises upon the expiration or earlier termination of the Lease for any cause whatsoever, Lessor may, at its option, any time after five (5) days' written notice to Lessee of its intention to remove such effects, remove same in any manner that Lessor shall choose and store such effects without liability to Lessee for loss thereof, and Lessee shall pay Lessor upon demand any and all expenses incurred in connection with such removal, including court costs, attorneys' fees, and reasonable storage charges incurred while such effects were in Lessor's possession.

          (f) Lessee shall provide Lessor with as-built plans and specifications for any alterations, improvements, additions or Utility Installations.

     7.4 UTILITY ADDITIONS. Lessor reserves the right to install new or additional utility facilities throughout the Office Building Project for the benefit of Lessor or Lessee, or any other lessee of the Office Building Project, including, but not by way of limitation, such utilities as plumbing, electrical systems, security systems, communication systems, and fire protection and detection systems, so long as such installations do not unreasonably interfere with Lessee's use of the Premises.

8.   INSURANCE; INDEMNITY.

     8.1 LIABILITY INSURANCE-LESSEE. Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease a policy of commercial general liability insurance, occurrence form, (or such successor comparable form of coverage) utilizing an Insurance Services Office standard form with Broad Form General Liability Endorsement (GLO404), or equivalent, in an amount of not less than $2,000,000 per occurrence of bodily injury or death or property damage or loss combined or in a greater amount as reasonably determined by Lessor and shall insure Lessee with Lessor, its agents and lenders as additional insureds against liability arising out of the use, occupancy or maintenance of the Premises. Compliance with the above requirement shall not, however, limit the liability of Lessee hereunder. Lessee's general liability insurance shall be primary and all liability insurance carried by Lessor is strictly excess and secondary and shall not contribute with Lessee's liability insurance.

     8.2 LIABILITY INSURANCE-LESSOR. Lessor shall maintain a policy of commercial general liability insurance, occurrence form, against claims of bodily injury or death or property damage or loss with a combined single limit of not less than $2,000,000 per occurrence which insurance shall name Lessee and its agents as additional insureds. Any premiums for liability insurance maintained by Lessor relating to the Premises, the Building or the Office Building Project shall be Operating Expenses hereunder.

     8.3 PROPERTY INSURANCE-LESSEE. Lessee shall, at Lessee's expense, obtain and keep in force during the term of this Lease for the benefit of Lessee, replacement cost all-risks insurance, including without limitation fire and extended coverage insurance, with theft, vandalism and malicious mischief, sprinkler leakage and earthquake sprinkler leakage endorsements, in an amount sufficient to cover not less than 100% of the full replacement costs, as the same may exist from time to time, of all of Lessee's personal property, fixtures, equipment and tenant improvements.

     8.4 PROPERTY INSURANCE-LESSOR. Lessor shall obtain and keep in force during the term of this Lease a policy or policies of insurance covering loss or damage to the Office Building Project improvements, but not Lessee's personal property, fixtures, equipment or tenant improvements, in the amount of the full replacement cost thereof, as the same may exist from time to time, utilizing Insurance Services Office standard form, or equivalent providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, plate glass, and such other perils as Lessor deems advisable (including earthquake insurance) or may be required by a lender having a lien on the Office Building Project. In addition, Lessor shall obtain and keep in force, during the term of this Lease, a policy of rental value insurance covering a period of one year, with loss payable to Lessor, which insurance shall also cover all Operating Expenses for said period. Lessee will not be named in any such policies carried by Lessor and shall have no right to any proceeds therefrom. The policies required by these paragraphs 8.2 and
8.4 shall contain such deductibles as Lessor or the aforesaid lender may determine. In the event that the Premises shall suffer an insured loss as defined in paragraph 9.1(f) hereof, the deductible amounts under the applicable insurance policies shall be deemed an Operating Expense except to the extent that such deductible amounts are used to make repairs or improvements the costs of which are not otherwise the responsibility of Lessee, or included in the definition of Operating Expenses, under this Lease. Lessee shall not do or permit to be done anything which shall invalidate the insurance policies carried by Lessor. Lessee shall pay the entirety of any increase in the property insurance premium for the Office Building Project over what it was immediately prior to the Commencement Date if the increase is specified by Lessor's insurance carrier as being caused by the nature of Lessee's occupancy or any act or omission of Lessee.

     8.5  INSURANCE POLICIES.

     (a) Lessee shall deliver to Lessor certificates evidencing the existence and amounts of such insurance within seven (7) days after the Commencement Date of this Lease.

     Each policy required to be obtained by Lessee hereunder shall: (a) be issued by insurers authorized to do business in the state in which the Building is located and rated not less than policyholder rating A, in the most recent version of Best's Key Rating Guide, or the equivalent rating in any other comparable guide selected by Lessor (provided that, in any event, the same insurance company shall provide the coverages described in paragraphs 8.1 and
8.3 above); (b) be in form reasonably satisfactory from time to time to Lessor;
(c) name Lessee as named insured thereunder and shall name Lessor and, at Lessor's request, Lessor's mortgagees and ground Lessors of which Lessee has been informed in writing, as additional insureds; (d) not have a deductible amount exceeding Five Thousand Dollars ($5,000.00); (e) specifically provide that the insurance afforded by such policy for the benefit of Lessor and Lessor's agents mortgagees and ground lessors shall be primary, and any insurance carried by Lessor or Lessor's mortgagees and ground lessors shall be excess and non-contributing; (f) except for worker's compensation insurance, contain an endorsement that the insurer waives its right to subrogation as described in paragraph 8.6 below; and (g) contain an undertaking by the insurer to notify Lessor (and the mortgagees and ground lessors of Lessor who are named as additional insureds) in writing not less than thirty (30) days prior to any material change, reduction in coverage, cancellation or other termination thereof. Lessee agrees to deliver to Lessor, as soon as practicable after the placing of the required insurance, but in no event later than ten (10) days after the date Lessee takes possession of all or any part of the Premises certificates from the insurance company evidencing the existence of such insurance and Lessee's compliance with the foregoing provisions of this paragraph 8). Lessee shall cause certificates to be delivered to Lessor not less than five (5) days prior to the expiration of any such policy or policies. If any such initial or replacement certificates are not furnished within the time(s) specified herein, Lessee shall be deemed to be in material default under this Lease, and Lessor shall have the right, but not the obligation, to procure such policies and certificates at Lessee's expense.

     (b) Notwithstanding the provisions of Section 8.5(a), if the original Lessee or a Lessee Affiliate is occupying the Premises, Lessee may maintain a program of Lessee self-insurance or maintain policies which include self-insured retentions or deductibles in an amount not to exceed $1,500,000.00. Any subtenant or assignee of Lessee which is not a Lessee Affiliate shall be required to provide third-party insurance coverage as required in the Lease. With respect to Lessee's permitted self-insurance, self-insured retentions and deductibles, Lessee agrees to defend Lessor, its agents and lenders, and hold Lessor, its agents and lenders harmless from and against all liabilities, damages, costs and expenses (including reasonable attorneys' fees) which Lessor would ordinarily be insulated against by Lessee's insurance policies if the insurance coverage required were provided.

     (c) Lessee may provide the insurance required under this Lease by obtaining a blanket policy or policies of insurance; provided that the coverages afforded to Lessor, its agents and lenders under this Lease shall in no way be limited, diminished or reduced under such blanket policy or policies.

     8.6 WAIVER OF SUBROGATION. Lessee and Lessor each hereby release and relieve the other, and waive their entire right of recovery against the other, for direct or consequential loss or damage arising out of or incident to the perils covered by property insurance carried by such party whether due to the negligence of Lessor or Lessee or their agents, employees, contractors and/or invitees. If necessary all property insurance policies required under this Lease shall be endorsed to so provide.

     8.7 INDEMNITY. Lessee shall indemnify, defend and hold harmless Lessor and its agents, Lessor's master or ground lessor, partners and lenders, from and against any and all claims for damage to the person or property of anyone or any entity arising from Lessee's use of the Office Building Project, or from the conduct of Lessee's business or from any activity, work or things done, permitted or suffered by Lessee in or about the Premises or elsewhere and shall further indemnify, defend and hold harmless Lessor from and against any and all claims, costs and expenses arising from any breach or default in the performance of any obligation on Lessee's part to be performed under the terms of this Lease, or arising from any act or omission of Lessee, or any of Lessee's agents, contractors, employees or invitees and from and against all costs, attorneys' fees, expenses and liabilities incurred by Lessor as the result of any such use, conduct, activity, work, things done, permitted or suffered, breach, default or negligence, and in dealing reasonably therewith, including but not limited to the defense or pursuit of any claim or any action or proceeding involved therein; and in case any action or proceeding be brought against Lessor by reason of any such matter, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be so indemnified. Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property of Lessee or injury to persons, in, upon or about the Office Building Project arising from any cause and Lessee hereby waives all claims in respect thereof against Lessor. Notwithstanding the foregoing, Lessee shall have no obligation to indemnify, defend or hold Lessor harmless from or against any claims which arise from the negligence or willful misconduct of Lessor or its employees, agents or representatives.

     8.8 EXEMPTION OF LESSOR FROM LIABILITY. Lessee hereby agrees that Lessor shall not be liable for injury to Lessee's business or any loss of income therefrom or for loss of or damage to the goods, wares, merchandise or other property of Lessee, Lessee's employees, invitees, customers, or any other person in or about the Premises or the Office Building Project, nor shall Lessor be liable for injury to the person of Lessee, Lessee's employees, agents or contractors, whether such damage or injury is caused by or results from theft, fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Office Building Project, or from other sources or places, or from new construction or the repair, alteration or improvement of any part of the Office Building Project, or of the equipment, fixtures or appurtenances applicable thereto, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible, Lessor shall not be liable for any damages arising from any act or neglect of any other lessee, occupant or user of the Office Building Project, nor from the failure of Lessor to enforce the provisions of any other lease of any other lessee of the Office Building Project, except to the extent caused by the willful misconduct of Lessor or its employees, agents or representatives.

     8.9 NO REPRESENTATION OF ADEQUATE COVERAGE. Lessor makes no representation that the limits or forms of coverage of insurance specified in this paragraph 8 are adequate to cover Lessee's property or obligations under this Lease.

     8.10 RECIPROCAL INDEMNITY. Notwithstanding any other provisions of this
Article 8 to the contrary, Lessee shall not be required to indemnify and hold Lessor, or its agents, master or ground lessor, partners or lenders harmless from any loss, cost, liability, damage or expense, including, but not limited to, penalties, fines, attorneys' fees or costs (collectively "Claims"), to any person, property or entity resulting from the negligence or willful misconduct of Lessor or its agents, contractors, servants, employees or licensees in connection with Lessor's activities in the Building (except for damage to the Lessee's tenant improvements and Lessee's personal property, fixtures, furniture and equipment in the Premises, to the extent Lessee is required to obtain insurance coverage therefor pursuant to the terms of this Lease) or the Office Building Project. Because Lessor is required to maintain insurance on the Office Building Project and Lessee compensates Lessor for such insurance as part of Lessee's Share of Operating Expenses and because of the waivers and subrogation set forth in Paragraph 8.6, Lessor hereby indemnifies and holds Lessee harmless from any Claim for damage to any property outside of the Premises to the extent such Claim is covered by such insurance (or would have been if Lessor had carried the insurance required hereunder) and is not covered by Lessee's insurance. Lessee's agreement to indemnify and hold Lessor harmless and the exclusion from Lessee's indemnity and Lessor's agreement to indemnify and hold Lessee harmless are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Lessor or Lessee, respectively, pursuant to this Lease to the extent that such policies cover the results of such acts, omissions or willful misconduct. If Lessor or Lessee has been or at any time hereafter is granted the right to self insure or if either party breaches this Lease by its failure to carry required insurance, such failure shall automatically be deemed to be a covenant and agreement by Lessor or Lessee, respectively, to self-insure to the full extent of such required coverage, with full waiver of subrogation.

9.   DAMAGE OR DESTRUCTION.

     9.1  DEFINITIONS.

          (a) "Premises Damage" shall mean if the Premises are damaged or destroyed to any extent.

          (b) "Premises Building Partial Damage" shall mean if the Building is damaged or destroyed to the extent that the cost to repair is less than fifty percent (50%) of the then Replacement Cost of the Building.

          (c) "Premises Building Total Destruction" shall mean if the Building is damaged or destroyed to the extent that the cost to repair is fifty percent (50%) or more of the then Replacement Cost of the Building.

          (d) "Office Building Project Buildings" shall mean all of the buildings on the Office Building Project site.

          (e) "Office Building Project Total Destruction" shall mean if the Office Building Project Buildings are damaged or destroyed to the extent that the cost of repair is fifty percent (50%) or more of the then Replacement Cost of the Office Building Project Buildings.

          (f) "Insured Loss" shall mean damage or destruction which was caused by an event required to be covered by the insurance described in paragraph 8. The fact that an Insured Loss has a deductible amount shall not make the loss an uninsured loss.

          (g) "Replacement Cost" shall mean the amount of money necessary to be spent in order to repair or rebuild the damaged area to the condition that existed immediately prior to the occurrence of the damage, excluding all improvements made by lessees other than those installed by Lessor at Lessee's expense.

     9.2  PREMISES DAMAGE; PREMISES BUILDING PARTIAL DAMAGE.

          (a) Insured Loss: Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage which is an Insured Loss and which falls into the classification of either Premises Damage or Premises Building Partial Damage, then Lessor shall, as soon as reasonably possible and to the extent insurance proceeds are available and the required materials and labor are readily available through usual commercial channels, at Lessor's expense, repair such damage (but not Lessee's trade fixtures, personal property or tenant improvements originally paid for by Lessee) to its condition existing at the time of the damage, and this Lease shall continue in full force and effect.

          (b) Uninsured Loss: Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage which is not an Insured Loss and which falls within the classification of Premises Damage or Premises Building Partial Damage, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), which damage prevents Lessee from using substantially all of the Premises for its normal business purposes, Lessor may at Lessor's option either (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the date of the occurrence of such damage of Lessor's intention to cancel and terminate this Lease as of the date of the occurrence of such damage, in which event this Lease shall terminate as of the date of the occurrence of such damage.

     9.3 PREMISES BUILDING TOTAL DESTRUCTION; OFFICE BUILDING PROJECT TOTAL DESTRUCTION. Subject to the provisions of paragraphs 9.4 and 9.5, if at any time during the term of this Lease there is damage, whether or not it is an Insured Loss, which falls into the classifications of either (i) Premises Building Total Destruction, or (ii) Office Building Project Total Destruction, then Lessor may at Lessor's option either (i) repair such damage or destruction as soon as reasonably possible at Lessor's expense (to the extent the required materials are readily available through usual commercial channels) to its condition existing at the time of the damage, but not Lessee's trade fixtures, personal property or tenant improvements (unless such fixtures, equipments or tenant improvements are destroyed due to Lessor's gross negligence or willful misconduct, in which case they shall be repaired, replaced or paid for at Lessor's expense), and this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after the date of occurrence of such damage of Lessor's intention to cancel and terminate this Lease, in which case this Lease shall terminate as of the date of the occurrence of such damage. Notwithstanding anything to the contrary contained in this Paragraph 9, if any such Premises Building Total Destruction or Office Building Project Total Destruction cannot be substantially repaired or remedied within nine (9) months, as reasonably determined by Lessor in Lessor's reasonable judgment and notified to Lessee within thirty (30) days of such damage, then Lessee shall have the right to terminate this Lease upon thirty (30) days' notice to Lessor.

     9.4  DAMAGE NEAR END OF TERM.

          (a) Subject to paragraph 9.4(b), if at any time during the last twelve
(12) months of the term of this Lease there is substantial damage to the Premises, Lessor may at Lessor's option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within 30 days after the date of occurrence of such damage. For purposes of this subparagraph, "substantial damage" shall mean damage which is estimated by a licensed architect of good reputation selected by Lessor to cost more than five percent (5%) of the amount of Base Rent remaining to be paid by Lessee during the remainder of the Term of this Lease or which such architect estimates would take longer to repair than twenty-five (25%) of the remainder of the Term of this Lease.

          (b) Notwithstanding paragraph 9.4(a), in the event that Lessee has an option to extend or renew this Lease, and the time within which said option may be exercised has not yet expired, Lessee shall exercise such option, if it is to be exercised at all, no later than twenty (20) business days after the occurrence of an Insured Loss falling within the classification of Premises Damage during the last twelve (12) months of the term of this Lease. If Lessee duly exercises such option during said twenty (20) business day period, Lessor shall, at Lessor's expense, repair such damage, but not Lessee's fixtures, equipment or tenant improvements (unless such fixtures, equipments or tenant improvements are destroyed due to Lessor's gross negligence or willful misconduct, in which case they shall be repaired, replaced or paid for at Lessor's expense), as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option during said twenty (20) day period, then Lessor may at Lessor's option terminate and cancel this Lease as of the expiration of said twenty (20) day period by giving written notice to Lessee of Lessor's election to do so within ten (10) days after the expiration of said twenty (20) day period, notwithstanding any term or provision in the grant of option to the contrary.

     9.5  ABATEMENT OF RENT.

          (a) If, in the event of Premises Damage, Lessor repairs or restores the Building or Premises pursuant to the provisions of this paragraph 9, and any part of the Premises are not usable and not used by Lessee for normal business purposes (including loss of use due to loss of access or essential services), the rent payable hereunder (including Lessee's Share of Operating Expenses) for the period during which such damage, repair or restoration continues shall be abated, provided the damage was not the result of the negligence of Lessee. Except for said abatement of rent, if any, and Lessor's obligations under Paragraph 8.10, if any, Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair or restoration.

          (b) Notwithstanding anything to the contrary provided elsewhere in this Lease, if Lessor shall be obligated to repair or restore the Premises or the Building under the provisions of this paragraph 9, or if the Parking Structure is damaged and destroyed such that Lessee does not have substantial use thereof, and if Lessor shall not commence such repair or restoration within six (6) months after such occurrence, and complete the restoration and repair within nine (9) months after such occurrence, or if the damage is not susceptible of repair or restoration within nine (9) months after such occurrence (as estimated, as soon as reasonably practicable after such damage occurs, by a licensed architect of good reputation selected by Lessor), then Lessee may at Lessee's option cancel and terminate this Lease by giving Lessor written notice of Lessee's election to do so at any time prior to the commencement, completion or within ten (10) business days of such estimate, respectively, of such repair or restoration, in which event this Lease shall terminate as of the date of such notice.

          (c) Lessee agrees to reasonably cooperate with Lessor in connection with any such restoration and repair, including but not limited to the approval and/or execution of plans and specifications required.

          (d) In the event that Lessee is prevented from using, and does not use, the Premises or the Parking Structure or any portion thereof, for three (3) consecutive business days or ten (10) days in any twelve (12) month period (the "Eligibility Period") as a result of any damage or destruction to the Premises, the Parking Structure and/or the Building, any repair, maintenance or alteration performed by Lessor after the Commencement Date and required by the Lease, which substantially interferes with Lessee's use of the Premises, the Parking Structure and/or the Building, any failure by Lessor to provide Lessee with services or access to the Premises, the Parking Structure and/or the Building, because of an eminent domain proceeding, or because of the presence of Hazardous Materials in, on or around the Premises, the Building or the Site which could pose a health risk to occupants of the Premises, then Lessee's Rent shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Lessee continues to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Lessee is prevented from using, and does not use, bears to the total rentable area of the Premises; provided, however, that any abatement attributable to damage, destruction, repair, maintenance, alteration or a lack of access to the Parking Structure shall be limited to the excess, if any, of the cost of parking fees paid by Lessee's employees for alternative parking within a two (2) block radius with a shuttle service provided over the cost of parking fees Lessee would otherwise have had to pay for the Parking Facility; and provided, further, that Lessee shall be entitled to the benefit of any difference between the parking fees for the Parking Structure and lower parking fees attributable to the alternative parking site(s). However, in the event that Lessee is prevented from conducting, and does not conduct, its business in any portion of the Premises for a period of time in excess of the

Eligibility Period, and the remaining portion of the Premises is not sufficient to allow Lessee to effectively conduct its business therein, and if Lessee does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Lessee is so prevented from effectively conducting its business therein, the Rent for the entire Premises shall be abated; provided, however, if Lessee reoccupies and conducts its business from any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Lessee from the date such business operations commence. If Lessee's right to abatement occurs because of an eminent domain taking and/or because of damage or destruction to the Premises or the Building, Lessee's abatement period shall continue until Lessee has been given reasonably sufficient time and reasonably sufficient access to the Premises and/or the Building, to rebuild such portion it is required to rebuild, to install its property, furniture, fixtures, and equipment to the extent the same shall have been removed as a result of such damage or destruction and to move in over one
(1) weekend. To the extent Lessee is entitled to abatement without regard to the Eligibility Period, because of an event covered elsewhere in this Article 9 (Damage or Destruction) or in Article 14 (Condemnation), then the Eligibility Period shall not be applicable.

     9.6  [INTENTIONALLY OMITTED.]

     9.7 WAIVER. Lessor and Lessee waive the provisions of any statute which relate to termination of leases when leased property is destroyed and agree that such event shall be governed by the terms of this Lease.

10.  REAL PROPERTY TAXES.

     10.1 PAYMENT OF TAXES. Lessor shall pay the real property tax, as defined in paragraph 10.3, applicable to the Office Building Project subject to reimbursement by Lessee of Lessee's Share of such taxes in accordance with the provisions of paragraph 4.2, except as otherwise provided in paragraph 10.2.

     10.2 ADDITIONAL IMPROVEMENTS. Lessee shall not be responsible for paying any increase in real property tax specified in the tax assessor's records and work sheets as being caused by additional improvements placed upon the Office Building Project by other lessees or by Lessor for the exclusive enjoyment of any other lessee. Lessee shall, however, pay to Lessor at the time that Operating Expenses are payable under paragraph 4.2(c) the entirety of any increase in real property tax if assessed solely by reason of additional improvements placed upon the Premises by Lessee or at Lessee's request.

     10.3 DEFINITION OF "REAL PROPERTY TAX." As used herein, the term "real property tax" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any improvement bond or bonds, levy or tax (other than inheritance, franchise, personal income or estate taxes) imposed on the Office Building Project or any portion thereof by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Office Building Project or in any portion thereof, as against Lessor's right to rent or other income therefrom, and as against Lessor's business of leasing the Office

Building Project. The term "real property tax" shall also include any tax, fee, levy, assessment or charge (i) in substitution of, partially or totally, any tax, fee, levy, assessment or charge hereinabove included within the definition of "real property tax," or (ii) the nature of which was hereinabove included within the definition of "real property tax," or (iii) which is imposed for a service or right not charged prior to June 1, 1978, or, if previously charged, has been increased since June 1, 1978, or (iv) which is imposed as a result of a change in ownership, as defined by applicable local statutes for property tax purposes, of the Office Building Project or which is added to a tax or charge hereinbefore included within the definition of real property tax by reason of such change of ownership, or (v) which is imposed by reason of this transaction, any modifications or changes hereto, or any transfers hereof.

     10.4 JOINT ASSESSMENT. If the improvements or property, the taxes for which are to be paid separately by Lessee under paragraph 10.2 or 10.5 are not separately assessed, Lessee's portion of that tax shall be equitably determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information (which may include the cost of construction) as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

     10.5 PERSONAL PROPERTY TAXES.

          (a) Lessee shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Lessee contained in the Premises or elsewhere.

          (b) If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay to Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11.  UTILITIES.

     11.1 SERVICES PROVIDED BY LESSOR. Lessor shall furnish, or cause to be furnished to the Premises, the utility and other services described in Exhibit D hereto, subject to the terms and conditions and in accordance with the standards set forth in Exhibit D and in other provisions of this Lease. Lessor shall provide services from 8:00 a.m. to 6:00 p.m. on Monday through Friday and 8:00 a.m. to 12:00 p.m. (noon) on Saturday, excluding New Year's Day, President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day ("Business Hours").

     11.2 EXCESS USE OF SERVICES. Subject to the provisions of paragraph 4.2(h) hereof, Lessee shall pay for all excess use of water, gas, heat, light, power, telephone and other utilities and services specially or exclusively supplied and/or metered exclusively to the Premises or to Lessee, together with any taxes thereon.

     11.3 INTERRUPTIONS.

          (a) Notwithstanding any contrary provision in the Lease, if there is an interruption of utilities or services which substantially interferes with Lessee's use of the

Premises for its normal business purpose and the Premises are not so used or if, for any reason, Lessee cannot have access to the Premises (each a "Trigger Event"), rent payable hereunder until restoration thereof shall be abated provided, however, that there shall be such rental abatement only if (a) such interruption or lack of access is not caused by the negligence or willful misconduct of Lessee or any of Lessee's agents, invitees, contractors or employees, and (b) the Premises are so rendered unusable for more than three (3) consecutive business days.

          (b) If Lessee cannot, within nine (9) months (the "Non-Use Period") of the occurrence of the Trigger Event, be given reasonable use of, and access to, a fully repaired and restored Premises and Building (except for minor "punch-list" items which will be repaired promptly thereafter), and the utilities and services pertaining to the Premises and the Building, all suitable for the efficient conduct of Lessee's business therefrom, then Lessee may elect to terminate the Lease upon ten (10) days' written notice sent to Lessor at any time following the expiration of the Non-Use Period (such termination right, if not previously exercised, to end upon the repair and restoration of the Premises, utilities and services for the reasonable use of Lessee). In the event of any Trigger Event occurring during the last year of the Lease Term or, if an applicable renewal option has been exercised, during the last year of any renewal term, should the Non-Use Period continue for thirty (30) days, Lessee may elect to terminate the Lease upon ten (10) days' written notice sent to Lessor at any time following the expiration of the Non-Use Period (such termination right, if not previously exercised, to end upon the repair and restoration of the Premises, utilities and services for the reasonable use of Lessee). Notwithstanding anything in this paragraph 11.3 to the contrary, Lessee shall have no right to terminate the Lease if the Trigger Event was caused by the negligence or willful misconduct of Lessee or any of Lessee's agents, invitees, contractors or employees.

12.  ASSIGNMENT AND SUBLETTING.

     12.1 LESSOR'S CONSENT REQUIRED. Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee's interest in the Lease or in the Premises, without Lessor's prior written consent, which Lessor shall not unreasonably withhold or delay. Lessor shall respond to Lessee's request for consent hereunder in a timely manner and any attempted assignment, transfer, mortgage, encumbrance or subletting for which consent was required without such consent shall be void, and shall constitute a material default and breach of this Lease under paragraph 13.1(d). Notwithstanding anything to the contrary contained in this Paragraph 12, Lessee shall have the right to assign its interest in this Lease or sublet all or any portion of the Premises to any corporation, partnership, joint venture or other entity which controls, is controlled by or is under common control with Lessee, or which purchases all or substantially all of the stock or assets of Lessee as a going concern (collectively, a "Lessee Affiliate"), without first obtaining the Lessor's consent; provided that, in the event of an assignment such Lessee Affiliate assumes all of Lessee's obligations hereunder concurrent with such assignment, pursuant to a written assignment and assumption reasonably satisfactory to Lessor to be delivered to Lessor concurrent with the assignment.

     12.2 TERMS AND CONDITIONS APPLICABLE TO ASSIGNMENT AND SUBLETTING.

          (a) Regardless of Lessor's consent or the fact that no consent is required, no assignment or subletting shall release Lessee of Lessee's obligations hereunder or alter the primary liability of Lessee to pay the rent and other sums due Lessor hereunder including Lessee's Share of Operating Expenses, and to perform all other obligations to be performed by Lessee hereunder.

          (b) Lessor may accept rent from any person other than Lessee pending approval or disapproval of such assignment without being deemed to have consented thereto.

          (c) Neither a delay in the approval or disapproval of such assignment or subletting, nor the acceptance of rent, shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the breach of any of the terms or conditions of this paragraph 12 or this Lease.

          (d) If Lessee's obligations under this Lease have been guaranteed by third parties, then an assignment or sublease, and Lessor's consent thereto, shall not be effective unless said guarantors give their written consent to such sublease and the terms thereof.

          (e) The consent by Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the sublessee. However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or sublease and without obtaining their consent and such action shall not relieve such persons from liability under this Lease or said sublease; provided, however, such persons shall not be responsible to the extent any such amendment or modification enlarges or increases the obligations of the Lessee or sublessee under this Lease or such sublease.

          (f) In the event of any default under this Lease, Lessor may proceed directly against Lessee, any guarantors or anyone else responsible for the performance of this Lease, including the sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

          (g) Lessor's written consent to any assignment or subletting of the Premises by Lessee shall not constitute an acknowledgment that no default then exists under this Lease of the obligations to be performed by Lessee nor shall such consent be deemed a waiver of any then existing default, except as may be otherwise stated by Lessor at the time.

          (h) The discovery of the fact that any financial statement relied upon by Lessor in giving its consent to an assignment or subletting was materially false shall, at Lessor's election, render Lessor's said consent null and void.

          (I) Lessor shall have no right to recapture all or any portion of the Premises by reason of an assignment or subletting.

     12.3 ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO SUBLETTING/ASSIGNMENT. Regardless of Lessor's consent, the following terms and conditions shall apply to any subletting (and in the case of subparagraph (f), assignment) by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

           (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided, however, that until a default shall occur in the performance of Lessee's obligations under this Lease, Lessee may receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of this or any other assignment of such sublease to Lessor nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a default exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents due and to become due under the sublease. Lessee agrees that such sublessee shall have the right to rely upon any such statement and request from Lessor, and that such sublessee shall pay such rents to Lessor without any obligation or right to inquire as to whether such default exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against said sublessee or Lessor for any such rents so paid by said sublessee to Lessor.

           (b) No sublease entered into by Lessee shall be effective unless and until it has been approved in writing by Lessor. In entering into any sublease, Lessee shall use only such form of sublease as is reasonably satisfactory to Lessor, and once approved by Lessor, such sublease shall not be changed or modified without Lessor's prior written consent. Any sublessee shall, by reason of entering into a sublease under this Lease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every obligation herein to be performed by Lessee other than such obligations as are contrary to or inconsistent with provisions contained in a sublease to which Lessor has expressly consented in writing.

           (c) In the event Lessee shall be in Material Default in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of Lessee under such sublease from the time of the exercise of said option to the termination of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to Lessee or for any other prior defaults of Lessee under such sublease.

           (d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

           (e) With respect to any subletting to which Lessor has consented, Lessor agrees to deliver a copy of any notice of default by Lessee to the sublessee. Such sublessees shall have the right to cure a default of Lessee within three (3) days after service of said notice of default upon such sublessee, and the sublessee shall have a right of reimbursement and offset from and against Lessee for any such defaults cured by the sublessee.

          (f) Notwithstanding anything to the contrary in the foregoing, fifty percent (50%) of any rent or other economic consideration received by Lessee as a result of an assignment or subletting which exceeds, in the aggregate, (i) the total rent which Lessee is obligated to pay to Lessor under the Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus
(ii) any reasonable and customary brokerage commissions (not to exceed six percent (6%) of base rent payable under the assignment or sublease), reasonable marketing costs and attorneys' fees (such attorneys' fees not to exceed $5000.00 per assignment or subletting) actually paid by Lessee in connection with such assignment or subletting, shall be paid to Lessor within ten (10) days after receipt thereof as additional rent hereunder, without altering or reducing any other obligations of Lessee hereunder.

          (g) The original Lessee, but no assignee or sublessee of the original Lessee, may allow any person or company which is a client or customer of Lessee or which is providing services to Lessee or one of Lessee's clients to occupy certain portions of the Premises without such occupancy being deemed an assignment or subleasing as long as no new demising walls are constructed to accomplish such occupancy and no remuneration is being received by Lessee for such occupancy.

     12.4 LESSOR'S EXPENSES. In the event Lessee shall assign or sublet the Premises or request the consent of Lessor to any assignment or subletting or if Lessee shall request the consent of Lessor for any act Lessee proposes to do then Lessee shall pay Lessor's reasonable costs and expenses incurred in connection therewith, including without limitation attorneys', architects', engineers' and other consultants' fees; provided that reimbursable attorneys' fees shall be capped at $1,000.

     12.5 CONDITIONS TO CONSENT. Lessor reserves the right to condition any approval to assign or sublet upon Lessor's determination that (a) the proposed assignee or sublessee shall conduct a business on the Premises consistent with the general character of the other occupants of the Office Building Project or Comparable Buildings and not in violation of any exclusives or rights then held by other lessees, and (b) the proposed assignee's general financial condition, including liquidity and net worth, verified by audited financial statements prepared by a certified public accountant in conformity with GAAP, together with its general level of financial responsibility and its reputation in the business community, is sufficient, in Lessor's reasonable opinion, to indicate that such proposed assignee could and would meet all its obligations under this Lease.

13.  DEFAULT; REMEDIES.

     13.1 Default. The occurrence of any one or more of the following events shall constitute a "Material Default" of this Lease by Lessee:

          (a)  The legal abandonment of the Premises by Lessee.

          (b)  [Intentionally Omitted.]

          (c) The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of five (5) days after written notice thereof. To the extent permitted by law, such five (5) day notice shall constitute the sole and exclusive notice required to be given to Lessee under applicable unlawful detainer statutes.

          (d) The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than those referenced in subparagraph (c) above, where such failure shall continue for a period of thirty (30) days after facsimile or other written notice thereof from Lessor to Lessee; provided, however, that if the nature of Lessee's noncompliance is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said thirty (30) day period and thereafter diligently pursues such cure to completion. To the extent permitted by law, such thirty (30) day notice shall constitute the sole and exclusive notice required to be given to Lessee under applicable unlawful detainer statutes.

          (e) (i) The making by Lessee of any general arrangement or general assignment for the benefit of creditors; (ii) Lessee becoming a "debtor" as defined in 11 U.S.C.(S) 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days or as otherwise required by law); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days. In the event that any provision of this paragraph 13.1(e) is contrary to any applicable law, such provision shall be of no force or effect.

     13.2 LESSOR'S REMEDIES.

          (a) Termination. In the event of any default by Lessee, in addition to any other remedies available to Lessor under this Lease, at law or in equity, Lessor shall have the immediate option to terminate this Lease and all rights of Lessee hereunder. In the event that Lessor shall elect to so terminate this Lease, then Lessor may recover from Lessee:

               (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus

               (ii) the worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Lessee proves could have been reasonably avoided; plus

               (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Lessee proves could be reasonable avoided; plus

               (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by Lessee's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom including, but not limited to: "Unreimbursed Leasehold Improvement and Other Costs" (as defined below); attorneys' fees; brokers' commissions; the costs of refurbishment, alterations, renovation and repair of the Premises; and removal (including the repair of damage caused by such removal) and storage (or disposal) of Lessee's personal property, equipment, fixtures, Lessee's alterations, additions, leasehold improvements and any other items which Lessee is required under this Lease to remove but does not remove. As used herein, the term "Unreimbursed Leasehold Improvement and Other Costs" shall mean the product when multiplying (i) the sum of any leasehold improvement allowance plus any other costs provided, paid or incurred by Lessor in connection with the design and construction of the initial leasehold improvements installed in the Premises on or prior to the Commencement Date pursuant to the Work Letter, together with the amount, if any, of commissions and attorneys' fees and costs incurred by Lessor in connection with the negotiation, preparation and execution of this Lease, by (ii) the fraction, the numerator of which is the number of months of the term of this Lease not yet elapsed as of the date on which this Lease is terminated (excluding any unexercised renewal options), and the denominator of which is the total number of months of the term of this Lease (excluding any unsecured renewal options). For example, if the total costs paid or incurred by Lessor with respect to the initial leasehold improvements, plus the aforementioned commissions and attorneys' fees and costs, was $100,000.00, the Lease term was sixty (60) months, and the Lease was terminated by reason of Lessee's default at the end of twelve (12) months, the Unreimbursed Leasehold Improvement and Other Costs would be equal to $80,000.00 (i.e., $80,000.00
                                                               ----
     equals $100,000.00 x 48/60).

     As used in subparagraphs (i) and (ii), above, the "worth at the time of award" is computed by allowing interest at the maximum interest rate which Lessor is permitted by law to charge to Lessee (the "Lease Rate"). As used in subparagraph (iii), above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

          (b) Re-Entry Rights. In the event of any default by Lessee, in addition to any other remedies available to Lessor under this Lease, at law or in equity, Lessor shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises; such property may be removed, stored and/or disposed of pursuant to this Lease or any other procedures permitted by applicable law. No re-entry or taking possession of the Premises by Lessor pursuant to this paragraph 13.2(b), and no acceptance of surrender of the Premises or other action on Lessor's part, shall be construed as an election to terminate this Lease unless a written notice of such intention be given to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction.

          (c) Continuation of Lease. In the event of any default by Lessee, in addition to any other remedies available to Lessor under this Lease, at law or in equity, Lessor shall have the right to continue this Lease in full force and effect, whether or not Lessee shall have abandoned the Premises. The foregoing remedy shall also be available to

Lessor pursuant to California Civil Code Section 1951.4 and any successor statute thereof in the event Lessee has abandoned the Premises. In the event Lessor elects to continue this Lease in full force and effect pursuant to this paragraph 13.2(c), then Lessor shall be entitled to enforce all of its rights and remedies under this Lease, including the right to recover rent as it becomes due. Lessor's election not to terminate this Lease pursuant to this paragraph 13.2(c) or pursuant to any other provision of this Lease, at law or in equity, shall not preclude Lessor from subsequently electing to terminate this Lease or pursuing any of its other remedies.

          (d) Rights and Remedies Cumulative. All rights, options and remedies of Lessor contained in this paragraph 13.2 and elsewhere in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Lessor shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law or in equity, whether or not stated in this Lease. Nothing in this paragraph 13.2 shall be deemed to limit or otherwise affect Lessee's indemnification of Lessor pursuant to any provision of this Lease.

     13.3 Default by Lessor. Lessor shall not be in default unless Lessor fails
          -----------------
to perform obligations required of Lessor within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first Mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying wherein Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor's obligation is such that more than thirty
(30) days are required for performance then Lessor shall not be in default if Lessor commences performance within such 30-day period and thereafter diligently pursues the same to completion.

     13.4 Late Charges. Lessee hereby acknowledges that late payment by Lessee
          ------------
to Lessor of Base Rent, Lessee's Share of Operating Expenses or other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Office Building Project. Accordingly, if any installment of Base Rent, Operating Expenses, or any other sum due from Lessee shall not be received by Lessor or Lessor's designee within five (5) days after written notice that such payment is due, then Lessee shall pay to Lessor a late charge equal to 5% of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

14. Condemnation. If the Premises or any portion thereof or the Office Building
    ------------
Project are taken under the power of eminent domain, with or without litigation, or sold in connection with, in lieu of or under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs; provided that if so much of the Premises or the Office Building Project are taken by such condemnation as would substantially and adversely interfere with Lessee's use and occupancy of the Premises, Lessee shall have the option, to be exercised only in writing within the earlier of (i) thirty (30) days after Lessor shall have given Lessee written notice of such taking and (ii) thirty (30) days after the condemning authority shall have taken possession, to terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the rent and Lessee's Share of Operating Expenses shall be reduced in the proportion that the floor area of the Premises taken bears to the total floor area of the Premises. Common Areas taken shall be excluded from the Common Areas usable by Lessee and no reduction of rent shall occur with respect thereto or by reason thereof; provided, however, that if any taking of Common Areas prevents access to the Premises, then Lessee shall have the option to terminate this Lease, exercisable within the same time period and in the same manner as described in the first sentence of this Paragraph 14. Lessor shall have the option in its sole discretion to terminate this Lease as of the taking of possession by the condemning authority, by giving written notice to Lessee of such election within thirty (30) days after receipt of notice of a taking by condemnation of any part of the Premises or the Office Building Project. Any award for the taking of all or any part of the Premises or the Office Building Project under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that, to the extent the award to Lessor is not reduced thereby, Lessee shall be entitled to any separate award for (i) loss of or damage to Lessee's trade fixtures, removable personal property and unamortized tenant improvements that have been paid for by Lessee, (ii) interruption of or damage to Lessee's business, or
(iii) Lessee's relocation expenses. For purposes of (i) above, the cost of such improvements shall be amortized over the original term of this Lease excluding any options. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall repair any damage to the Premises caused by such condemnation except to the extent that Lessee has been reimbursed therefor by the condemning authority.

15.  BROKER'S FEE.

     (a) The brokers involved in this transaction are CB Commercial Real Estate Group, Inc., as "listing broker," and, Cushman Realty Corporation, as Lessee's broker, both of which are licensed real estate brokers. Upon execution of this Lease by both parties, Lessor shall pay a fee to CB Commercial as set forth in a separate agreement between Lessor and said broker for brokerage services rendered by said broker to Lessor in this transaction. Payment of any fee due to Cushman Realty is the responsibility of CB Commercial.

     (b) Lessor agrees to pay said fee not only on behalf of Lessor but also on behalf of any person, corporation, association, or other entity having an ownership interest in said real property or any part thereof, when such fee is due hereunder. Any transferee of Lessor's interest in this Lease, whether such transfer is by agreement or by operation of law, shall be deemed to have assumed Lessor's obligation under this paragraph 15. Each listing and cooperating broker shall be a third party beneficiary of the provisions of this paragraph 15 to the extent of their interest in any commission arising under this Lease and may enforce that right directly against Lessor; provided, however, that all brokers having a right to any part of such total commission shall be a necessary party to any suit with respect thereto.

     (c) Lessee and Lessor each represents and warrants to the other that neither has had any dealings with any person, firm, broker or finder (other than the person(s), if any, whose names are set forth in paragraph 15(a), above) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and no other broker or other person, firm or entity is entitled to any commission or finder's fee in connection with said transaction and Lessee and Lessor do each hereby indemnify and hold the other harmless from and against any costs, expenses, attorneys' fees or liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying party.

16.  ESTOPPEL CERTIFICATE.

     (a) Each party (as "responding party") shall at any time upon not less than ten (10) business days' prior written notice from the other party ("requesting party") execute, acknowledge and deliver to the requesting party a statement in writing (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, and (ii) acknowledging that there are not, to the responding party's knowledge, any uncured defaults on the part of the requesting party, or specifying such defaults if any are claimed, and (iii) in the case of Lessee, certify as to such other matters as may be reasonably requested by Lessor or by a prospective purchaser or encumbrancer of all or any part of the Office Building Project. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Office Building Project or of the business of Lessee, or by any prospective assignee of this Lease or subtenant of the Premises.

     (b) At the requesting party's option, the failure to deliver such statement within such time shall be a default of this Lease by the party who is to respond, or it shall be conclusive upon such party that (i) this Lease is in full force and effect, without modification except as may be represented by the requesting party, (ii) there are no uncured defaults in the requesting party's performance, (iii) if Lessor is the requesting party, not more than one month's rent has been paid in advance, and (iv) if Lessor is the requesting party, there are no remaining obligations of the requesting party under this Lease yet to be performed.

17. LESSOR'S LIABILITY. The term "Lessor" as used herein shall mean only the owner or owners, at the time in question, of the fee title or a Lessee's interest in a ground lease of the Office Building Project, and except as expressly provided in paragraph 15, in the event of any transfer of such title or interest, Lessor herein named (and in case of any subsequent transfers then the grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor at the time of such transfer, in which Lessee has an interest, shall be delivered to the grantee. The obligations contained in this Lease to be performed by Lessor shall, subject as aforesaid, be binding on Lessor's successors and assigns, only during their respective periods of ownership.

18. SEVERABILITY. The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

19. INTEREST ON PAST-DUE OBLIGATIONS. Except as expressly herein provided, any amount due to Lessor not paid within five (5) days of the date due shall bear interest at the maximum rate then allowable by law or judgments from the date due. Payment of such interest shall not excuse or cure any default by Lessee under this Lease; provided, however, that interest shall not be payable on late charges incurred by Lessee nor on any amounts upon which late charges are paid by Lessee.

20. TIME OF ESSENCE. Time is of the essence with respect to the obligations to be performed under this Lease.

21. ADDITIONAL RENT. All monetary obligations of Lessee to Lessor under the terms of this Lease, including but not limited to Lessee's Share of Operating Expense and any other expenses payable by Lessee hereunder shall be deemed to be rent.

22. INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior or contemporaneous agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither the real estate broker listed in paragraph 15 hereof nor any cooperating broker on this transaction nor the Lessor or any employee or agents of any of said persons has made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of the Premises or the Office Building Project and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, the legal use and adaptability of the Premises and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease.

23. NOTICES. Any notice required or permitted to be given hereunder shall be in writing and may be given by personal delivery, facsimile, receipted overnight courier or by certified or registered mail, and shall be deemed sufficiently given if delivered or addressed to Lessee or to Lessor at the address noted below or adjacent to the signature of the respective parties, as the case may be. Mailed notices shall be deemed given upon actual receipt at the address required, or forty-eight hours following deposit in the mail, postage prepaid, whichever first occurs. Notices sent by facsimile hereunder must be confirmed by facsimile confirmation and followed with a copy sent by mail. Either party may by notice to the other specify a different address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by notice to Lessee.

24. WAIVERS. No waiver by Lessor of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rent.

25. RECORDING. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording purposes.

26. HOLDING OVER. If Lessee, with Lessor's consent, remains in possession of the Premises or any part thereof after the expiration of the term hereof, such occupancy shall be a tenancy from month to month upon all the provisions of this Lease pertaining to the obligations of Lessee, except that the Base Rent payable shall be one hundred fifty percent (150%) of the Base Rent payable immediately preceding the termination date of this Lease, and all Options, if any, granted under the terms of this Lease shall be deemed terminated and be of no further effect during said month to month tenancy.

27. CUMULATIVE REMEDIES. Except as otherwise provided in this Lease, no remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. COVENANTS AND CONDITIONS. Each provision of this Lease performable by Lessee or Lessor shall be deemed both a covenant and a condition.

29. BINDING EFFECT; CHOICE OF LAW. Subject to any provisions hereof restricting assignment or subletting by Lessee and subject to the provisions of paragraph 17, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of California applicable to contracts to be wholly performed within such State.

30.  SUBORDINATION.

     30.1 (a) Subject to Lessee's receipt of reasonably satisfactory non-disturbance protection (other than for any presently existing ground lease, mortgage, deed of trust or other security placed upon the Office Building Project, or any portion thereof), this Lease, and any Option or right of first refusal granted hereby, at Lessor's option, shall, without the necessity of Lessee or any other party executing any additional documentation, be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Office Building Project and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any mortgagee, trustee or ground lessor shall elect to have this Lease and any Options granted hereby prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such mortgage, deed of trust or ground lease whether this Lease or such Options are dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

          (b) Lessee agrees to execute, within ten (10) days after written demand, any documents required to effectuate an attornment, a subordination, or to make this Lease or any Option granted herein prior to the lien of any mortgage, deed of trust or ground lease, as the case may be.

     30.2 (a) Lessor agrees that it will use its best commercially reasonable efforts to provide Lessee with a non-disturbance, subordination and attornment agreement (a "non-disturbance agreement") in favor of and reasonably satisfactory to Lessee from any ground lessors, mortgage holders or lien holders (each, a "Superior Mortgagee") in existence as of the date of this Lease. Any such non-disturbance agreement shall be in recordable form and may be recorded at Lessee's election and expense.

          (b) Lessor agrees to provide Lessee with commercially reasonable non-disturbance agreement(s) in favor of and reasonably satisfactory to Lessee from any Superior Mortgagee(s) of Lessor who later come(s) into existence at any time prior to the expiration of the Term of the Lease, as it may be extended, in consideration of, and as a condition precedent to, Lessee's agreement to subordinate its rights and interest under this Lease to, and to attorn to, the rights and interests of such Superior Mortgagee(s). Said non-disturbance agreement(s) shall be in recordable form and may be recorded at Lessee's election and expense.

31.  ATTORNEYS' FEES.

     31.1 If either party brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party, if any, in any such action, trial or appeal thereon, shall be entitled to its reasonable attorneys' fees to be paid by the losing party as fixed by the court in the same or a separate suit, and whether or not such action is pursued to decision or judgment.

     31.2 The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred in good faith.

     31.3 Lessor shall be entitled to reasonable attorneys' fees and all other costs and expenses incurred in the good faith preparation and service of notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default.

32.  LESSOR'S ACCESS.

     32.1 Lessor and Lessor's agents shall have the right, upon 24 hours' prior notice to Lessee and accompanied by a Lessee representative if Lessee makes such representative available at the time of Lessor's entry (except in cases of emergency as to both notice and Lessee representative), to enter the Premises at reasonable times for the purpose of inspecting the same, performing any services required of Lessor, showing the same to prospective purchasers, lenders, or lessees, taking such safety measures, erecting such scaffolding or other necessary structures, making such alterations, repairs, improvements or additions to the Premises or to the Office Building Project as Lessor may reasonably deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect to Lessee's use of the Premises. Any such entry shall be accomplished as expeditiously as reasonable possible and in a manner so as to cause as little interference with Lessee's business operations as reasonably possible. Lessee may designate certain areas of the Premises as "Secured Areas" should Lessee require such areas for the purpose of securing certain valuable property or confidential information, in which event Lessor may not enter such Secured Areas except in the case of emergency or in the event of a Lessor inspection, in which case Lessor shall provide Lessee with three (3) days prior facsimile or other written notice of the specific date and time of the Lessor inspection. During the twelve
(12) month period prior to expiration of this Lease, Lessor and its agents may exhibit the Premises to prospective tenants at reasonable hours and upon reasonable prior notice to Lessee. Lessor may at any time place on or about the Building any ordinary "For Sale" signs and Lessor may at any time during the last 90 days of the term hereof place on or about the Premises any ordinary "For Lease" signs.

     32.2 [Intentionally Omitted.]

     32.3 Lessor shall have the right to retain keys to the Premises and to unlock all doors in or upon the Premises other than (except as necessary in emergencies) to files, vaults and safes, and other areas designated by Lessee as "secured," and in the case of emergency to enter the Premises by any reasonably appropriate means, and any such entry shall not be deemed a forceable or unlawful entry or detainer of the Premises or an eviction.

33. AUCTIONS. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises or the Common Areas without first having obtained Lessor's prior written consent. The holding of any auction on the Premises or Common Areas in violation of this paragraph shall constitute a material default of this Lease.

34.  SIGNS/SATELLITE DISHES.

     (a) Subject to the right to primary building identity on the ground floor (but not on the top of the Building) which has been granted to an existing tenant and which may in the future be granted to a replacement ground floor tenant, Lessee shall be entitled to install signage to be approved by Lessor providing Lessee with primary building identity. The exact location, size, materials, coloring, lettering and lighting of such signage shall be subject to Lessor's reasonable approval, and shall be consistent and compatible with the Building's design, signage and graphics program as well as all applicable laws and regulations. Any and all such signage (including the cost of design, installation, maintenance and removal thereof) shall be at Lessee's sole cost and expense. Under no circumstances shall Lessee place a sign on any roof of the Office Building Project. Upon the expiration or earlier termination of this Lease, Lessee shall remove all such signage and restore the Building to its condition prior to signage installation. Lessee may transfer such sign rights to any assignee or sublessee of the entire Premises.

     (b) Subject to the rights of the tenant (and any permitted assignee or sublessee thereof) under an existing lease covering the ground floor, Landlord shall not permit any sign to be placed on or around the Building and/or the Site (except for the Building directory or in the interior corridor of the Building on the floor in which a lessee leases space) which identifies any person, company or entity which is a "competitor" of Lessee (as hereinafter defined). Under no circumstances shall the Building and/or the Site be named after or referred to utilizing the name of a competitor of Lessee. These signage restrictions are for the benefit of Lessee or a Lessee Affiliate only and may not be transferred to any non-

Lessee Affiliate assignee or sublessee. For purposes of this Section 34(b), a "competitor" of Lessee shall be a person or entity whose primary business is film, television or theme park entertainment.

     (c) Lessee may designate as many names as it may wish to appear in the Building directory in the main lobby of the Building.

     (d) Lessee shall have the right to install on up to one hundred (100) square feet of the roof of the Building, satellite dishes, television antennae, related receiving equipment, related cable connections and any and all other related equipment required in connection with the communications and data transmission network of Lessee or a Lessee Affiliate, subject to Lessor's prior reasonable approval, and provided that Lessee's indemnification obligations under Paragraph 8.7 shall apply fully to any exercise by Lessee of its rights under this Paragraph. Lessee shall maintain and repair all such equipment and shall repair, at its expense, any and all damage to the Building or the Office Building Project caused, directly or indirectly, by such installation and use. Lessor's approval shall be subject to, among other things, the visual (including screening), structural, roof penetration effects of the installation, and the location on the roof shall be subject to Lessor's reasonable discretion.

35. MERGER. The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation thereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.

36. CONSENTS. Except as otherwise expressly provided in this Lease, wherever in this Lease the consent of one party is required to an act of the other party such consent shall not be unreasonably withheld, conditioned or delayed.

37. GUARANTOR. In the event that there is a guarantor of this Lease, said guarantor shall have the same obligations as Lessee under this Lease.

38. QUIET POSSESSION. Unless and until a Material Default hereunder occurs which remains uncured, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

39.  OPTIONS.

     39.1 DEFINITION. As used in this paragraph the word "Option" has the following meaning: (1) the right or option to extend the term of this Lease or to renew this Lease; (2) the option or right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other space within the Office Building Project or other property of Lessor or the right of first offer to lease other space within the Office Building Project or other property of Lessor.

     39.2 OPTIONS PERSONAL. Each Option granted to Lessee in this Lease is personal to the original Lessee and may be exercised only by the original Lessee or a Lessee Affiliate while occupying or intending to reoccupy the Premises, and may not be exercised or be assigned, voluntarily or involuntarily, by or to any person or entity other than Lessee;

provided, however, that an Option may be exercised by or assigned to any Lessee Affiliate as defined in paragraph 12.1 of this Lease. The Options, if any, herein granted to Lessee are not assignable separate and apart from this Lease, nor may any Option be separated from this Lease in any manner, either by reservation or otherwise.

     39.3 MULTIPLE OPTIONS. In the event that Lessee has any multiple options to extend or renew this Lease a later option cannot be exercised unless the prior option to extend or renew this Lease has been so exercised.

     39.4 EFFECT OF DEFAULT ON OPTIONS.

          (a) Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary, (i) during the time a Material Default on the part of Lessee exists and remains uncured, or (ii) there have been three or more Material Defaults under paragraph 13.1 (c), or paragraph
13.1 (d) during the 12-month period of time immediately prior to the time that Lessee attempts to exercise the subject Option.

          (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of paragraph 39.4(a).

          (c) All rights of Lessee under the provisions of an Option shall terminate and be of no further force of effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and before the commencement of the Option term, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of thirty (30) days after such obligation becomes due (without any necessity of Lessor to give notice thereof to Lessee), or (ii) Lessee fails to commence to cure a default specified in paragraph 13.1(d) within thirty (30) days after the date that Lessor gives notice to Lessee of such default and/or Lessee fails thereafter to diligently prosecute said cure to completion, (iii) Lessor gives to Lessee three or more notices of default under paragraph 13.1(c), or paragraph 13.1(d), and said defaults are not cured during the applicable cure period (if any), or (iv) a Material Default under paragraphs 13.1(a) or (e) occurs.

     39.5 LESSOR'S RIGHT TO TERMINATE.

          If, in connection with the Redevelopment (as defined below) of the Office Building Project, Lessor obtains either approval from the City of Glendale to structurally alter the Office Building Project or a demolition permit from the City of Glendale to demolish all or part of the Office Building Project, Lessor shall have the right, upon notice given to Lessee at least eighteen (18) months prior to the expiration of the Term or Option Term to cancel and terminate Lessee's Options and this Lease shall then terminate at the expiration of the Term or Option Term, as applicable. As used in this Paragraph, "the Redevelopment" means a change in the structural configuration of the Office Building Project such that the construction would materially impair the operation of Lessee's business in the Premises. After Lessor delivers written notice to Lessee of the Redevelopment, the Lease shall continue in full force and effect until the expiration or earlier termination of the Term, or Option Term, as applicable.

40.  SECURITY MEASURES--LESSOR'S RESERVATIONS.

     40.1 Lessor shall have the obligation to provide guard service in the lobby of the Office Building Project from the hours of 8:00 a.m. to 6:00 p.m. Monday through Friday and to provide a parking lot attendant from the hours of 8:00 a.m. to 6:00 p.m. Monday through Friday for the benefit of the Premises or the Office Building Project and the cost thereof shall be included within the definition of Operating Expenses. Nothing herein contained shall prevent Lessor, at Lessor's sole option, from providing additional security protection for the Office Building Project or any part thereof, in which event the cost thereof shall be included within the definition of Operating Expenses, as set forth in paragraph 4.2(g). Notwithstanding the foregoing or any other provisions of this Lease, Lessor and Lessee acknowledge that Lessor shall have no responsibility or liability for the security or safety of Lessee's employees or customers, whether during the hours of guard service or after such hours.

     40.2 Without limiting its rights at law or elsewhere under this Lease, Lessor shall have the following rights:

          (a) Subject to the provisions of paragraph 34, to change the name, address or title of the Office Building Project or building in which the Premises are located upon not less than 90 days' prior written notice, provided, however if the address of the Building is changed at the request of Lessor, as opposed to any change imposed by governmental authorities, Lessor shall, within thirty (30) days' of receipt of Lessee's invoice, reimburse to Lessee all costs reasonably incurred by Lessee as a result of such change, including, without limitation, the reasonable cost of replacing Lessee's then-current inventory of stationery and business cards;

          (b) To, at Lessee's expense, provide and install Building standard graphics on the door of the Premises, which shall be Building standard graphics as to those doors to the Premises situated on floors containing tenants other than Lessee;

          (c) To permit any lessee the exclusive right to conduct any retail business (including, without limitation, banking, brokerages and restaurants) as long as such exclusive does not conflict with any rights expressly given herein;

          (d) Subject to the provisions of Paragraph 34, to place such signs, notices or displays as Lessor reasonably deems necessary or advisable upon the roof, exterior of the buildings or the Office Building Project or on pole signs in the Common Areas.

     40.3 Lessee shall not:

          (a) Use a representation (photographic or otherwise) of the Building or the Office Building Project or their name(s) in connection with Lessee's business;

          (b) Except as necessary to exercise Lessee's rights under Paragraph 34(d), suffer or permit anyone, except in emergency, to go upon the roof of the Building.

41.  EASEMENTS.

     41.1 Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications that Lessor deems necessary or desirable, and to cause the recordation of Parcel Maps and restrictions, so long as such easements, rights, dedications, Maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee or materially adversely affect Lessee's rights or obligations under this Lease. Lessee shall sign any of the aforementioned documents to the extent reasonably required within ten (10) business days after the request of Lessor.

     41.2 The obstruction of Lessee's view, air, or light by any structure erected in the vicinity of the Building, whether by Lessor or third parties, shall in no way affect this Lease or impose any liability upon Lessor.

42.  INTENTIONALLY OMITTED.

43. LESSOR'S RIGHT TO PERFORM. Except as specifically provided otherwise in this Lease, all covenants and agreements by Lessee under this Lease shall be performed by Lessee at Lessee's sole cost and expense and without any abatement or offset of rent. If Lessee shall fail to pay any sum of money (other than Basic Rent) or perform any other act on its part to be paid or performed hereunder and such failure shall continue for five (5) days after written notice with respect to monetary obligations (or thirty (30) days after notice with respect to non-monetary obligations, except to the extent such obligation cannot reasonably be cured within such 30-day time period then thirty (30) days after notice, if Lessee has not commenced such cure within said 30-day time period, or at such time thereafter as Lessee fails to diligently pursue such cure to completion) then, notwithstanding anything to the contrary provided elsewhere herein, after Lessee's receipt of written notice thereof from Lessor, Lessor may, without waiving or releasing Lessee from any of Lessee's obligations, make such payment or perform such other act on behalf of Lessee. All sums so paid by Lessor and all necessary incidental costs incurred by Lessor in performing such other acts, together with interest at the Lease Rate, shall be payable by Lessee to Lessor within five (5) days after demand therefor as additional rent. The foregoing rights are in addition to any and all remedies available to Lessor upon Lessee's default as described in paragraph 13.2.

44. LIMITATION ON LESSOR'S LIABILITY. Notwithstanding anything contained in this Lease to the contrary, the obligations of Lessor under this Lease (including any actual or alleged breach or default by Lessor) do not constitute personal obligations of the individual partners, directors, officers or shareholders of Lessor or Lessor's partners, and Lessee shall not seek recourse against the individual partners, directors, officers or shareholders of Lessor or Lessor's partners, or any of their personal assets for satisfaction of any liability with respect to this Lease. In addition, in consideration of the benefits accruing hereunder to Lessee and notwithstanding anything contained in this Lease to the contrary, Lessee hereby covenants and agrees for itself and all of its successor and assigns that the liability of Lessor for its obligations under this Lease (including any liability as a result of any actual or alleged failure, breach or default hereunder by Lessor), shall be limited solely to, and Lessee's and its successors' and assigns' sole and exclusive remedy shall be against, Lessor's interest in the Office Building Project and proceeds therefrom, and no other assets of Lessor.

45.  TOXIC MATERIALS.

          (a)  Definitions.

     For purposes of this paragraph 45, "Hazardous Material" shall mean any substance:

               (i) the presence of which requires investigation or remediation under any federal, state or local statute, regulation, ordinance, order, action or policy; or

               (ii) which is or becomes defined as a "hazardous waste" or "hazardous substance" under any federal, state or local statute, regulation, ordinance or amendments thereto including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. section 9601 et seq.) and or the Resource Conservation and Recovery Act (42 U.S.C. section 6901 et seq.); or

               (iii) which is regulated under any Environmental Requirements as explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic, or otherwise hazardous and is or becomes regulated by any governmental authority, agency, department, commission, board, agency or instrumentality of the United States, the State of California or any political subdivision thereof; or

               (iv) the presence of which on the Premises, Building or Office Building Project causes or threatens to cause a nuisance upon the Premises, Building or Office Building Project or to adjacent properties or poses or threatens to pose a hazard to the Premises, Building or Office Building Project or to the health or safety of persons on or about the Premises, Building or Office Building Project; or

               (v) without limitation which contains gasoline, diesel fuel or other petroleum hydrocarbons; or

               (vi) without limitation which contains polychlorinated bipheynols (PCBs), asbestos or urea formaldehyde foam insulation; or

               (vii) which is or becomes defined as "medical waste" under the Medical Waste Management Act (Health & Safety Code Sections 25015-25099.3).

     For purposes of this paragraph 45, "Environmental Requirements" means all applicable present and future statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises and similar items, of all governmental agencies, departments, commissions, boards, bureaus or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial and administrative and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including without limitation:

               (i) all requirements, including but not limited to those pertaining to reporting, licensing, permitting, investigation and remediation of emissions, discharges, releases or threatened releases of "Hazardous Materials," chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials, or wastes, whether solid, liquid or gaseous in nature; and

               (ii) all requirements pertaining to the protection of the health and safety of employees or the public.

     For purposes of this paragraph 45, "Environmental Damages" means all claims, judgments, damages, losses, penalties, fines, liabilities (including strict liability), encumbrances, liens, costs and expenses of investigation and defense of any claim, whether or not such claim is ultimately defeated, and of any good faith settlement of judgment, of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, including without limitation reasonable attorneys' fees and disbursements and consultants' fees, any of which are incurred at any time as a result of the existence on or after the date upon which Lessee takes possession of the Premises (the "Possession Date") of "Hazardous Material" upon, about, beneath the Premises, Building or Office Building Project or migrating or threatening to migrate to or from the Premises, Building or Office Building Project or the existence of a violation of "Environmental Requirements" pertaining to the Premises, Building or Office Building Project, regardless of whether the existence of such "Hazardous Material" or the violation of "Environmental Requirements" arose prior to the present ownership or operation of the Premises, Building or Office Building Project, and including without limitation:

               (i) damages for personal injury, or injury to property or natural resources occurring upon or off of the Premises, Building or Office Building Project, foreseeable or unforeseeable, including, without limitation, lost profits, consequential damages, the cost of demolition and rebuilding of any improvements on real property, interest and penalties including but not limited to claims brought by or on behalf of employees of Lessee, with respect to which Lessee waives any immunity to which it may be entitled under any industrial or worker's compensation laws;

               (ii) reasonable and customary fees incurred for the service of attorneys, consultants, contractors, experts, laboratories and all other costs incurred in connection with the investigation or remediation of such "Hazardous Materials" or violation of "Environmental Requirements" including, but not limited to, the preparation of any feasibility studies or reports or the performance of any cleanup, remedial, removal, response, abatement, containment, closure, restoration or monitoring work required by any federal, state or local governmental agency or political subdivision, or reasonably necessary to make full economic use of the Premises, Building or Office Building Project or any other property or otherwise expended in connection with such conditions, and including without limitation any attorneys' fees, costs and expenses incurred in enforcing this Lease or collection of any sums due hereunder;

               (iii) liability to any third person or governmental agency to indemnify such person or agency for costs expended in connection with the items referenced in subparagraph (ii) herein; and

               (iv) diminution in the value of the Premises, Building or Office Building Project, and damages for the loss of business and restriction on the use of or adverse impact on the marketing of rentable or usable space or of any amenity of the Premises, Building or Office Building Project.

          (b)  Lessee's Obligations.

          Lessee, at its sole cost and expense, shall comply with all Environmental Requirements relating to the storage, use and disposal of all Hazardous Materials. If Lessee does store, use or dispose of any Hazardous Materials, Lessee shall notify Landlord in writing at least ten (10) days prior to the first appearance of such materials on the Promises, Building or Office Building Project, and Lessor shall have the right to disapprove of Lessee's use thereof on the Premises (provided that Lessor's failure to disapprove thereof shall not constitute Lessor's approval thereof or excuse Lessee from complying with the terms of this paragraph 45), and Lessee's failure to so notify Lessor shall constitute a default under this Lease. Notwithstanding the foregoing, Lessee shall not be required to notify Lessor of the storage, use, or disposal of any Hazardous Materials that meet the definition of a "Consumer Product" under Section 2052(a)(1) of the Federal Consumer Product Safety Act. Lessee shall be solely responsible for and shall protect, defend, indemnify, and hold Lessor, its agents and contractors harmless from and against all Environmental Damages arising out of or in connection with the storage, use and disposal of Hazardous Materials by Lessee, its officers, employees, agents, representatives, servants, sublessees, concessionaires, licensees, contractors, invitees or permittees. If the presence of Hazardous Materials on the Premises, Building or Office Building Project caused or permitted by Lessee results in contamination or deterioration of water or soil resulting in a level of contamination greater than the levels established by any governmental agency having jurisdiction over such contamination, then Lessee shall, at its sole cost and expense, promptly take any and all action necessary to clean up such contamination if required by law or as a condition to the issuance or continuing effectiveness of any governmental approval which relates to the use of the Premises, Building or Office Building Project. If at any time prior to the expiration of the Lease term, Lessor shall reach a reasonable good faith determination that Lessee or its officers, employees, agents, representatives, servants, sublessees, concessionaires, licensees, contractors, invitees or permittees have at any time violated any Environmental Requirements, discharged any Hazardous Material onto the Premises, Building or Office Building Project, or surrounding areas or otherwise subjected Lessor or the Office Building Project to liability for Environmental Damages, then Lessor shall have the right to require Lessee to conduct appropriate tests of water and soil and to deliver to Lessor the result of such tests to demonstrate that no contamination in excess of legally permitted levels has occurred as a result of Lessee's use of the Premises, Building or Office Building Project. If the presence of Hazardous Materials on the Premises, Building or office Building Project is caused or permitted by Lessee or its officers, employees, agents, representatives, servants, sublessees, concessionaires, licensees, contractors, invitees or permittees such that Lessor or Lessee becomes obligated to conduct the necessary clean-up of such contamination as required above, then, Lessee shall further be solely responsible for, and shall protect, defend, indemnify and hold Lessor, its agents and contractors harmless from and against all claims, costs and liabilities, including actual attorneys' fees, expert witness fees and costs, arising out of or in connection with any removal, cleanup and restoration work and materials required hereunder to return the Premises, Building or office Building Project and any other property of whatever nature to conditions which existed prior to Lessee's use thereof and which are within acceptable levels according to all Environmental Requirements or any other Federal, State or local governmental requirements. Lessee's obligations hereunder shall survive the termination of this Lease.

46.  [INTENTIONALLY OMITTED]

47.  AUTHORITY/CERTIFICATE.

     (a) If Lessee is a corporation, trust, or general or limited partnership, Lessee, and each individual executing this Lease on behalf of such entity, represent and warrant that such individual is duly authorized to execute and deliver this Lease on behalf of said entity. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after execution of this Lease, deliver to Lessor evidence of such authority satisfactory to Lessor. Attached hereto as Exhibit E is a Certificate of Officer of Lessee regarding the formation of Lessee, which Certificate shall be executed and delivered by Lessee to Lessor on the date of execution of this Lease.

     (b) If Lessor is a corporation, trust, or general or limited partnership, Lessor, and each individual executing this Lease on behalf of such entity, represent and warrant that such individual is duly authorized to execute and deliver this Lease on behalf of said entity. If Lessor is a corporation, trust or partnership, Lessor shall, within thirty (30) days after execution of this Lease, deliver to Lessee evidence of such authority satisfactory to Lessee.

48.  [INTENTIONALLY OMITTED.]

49. NO OFFER. Preparation of this Lease by Lessor or Lessor's agent and submission of same to Lessee shall not be deemed an offer to Lessee to lease. This Lease shall become binding upon Lessor and Lessee only when fully executed and delivered by both parties.

50. LENDER MODIFICATION. Lessee agrees to make such reasonable modifications to this Lease as may be reasonably required by an institutional lender in connection with the obtaining of normal financing or refinancing of the Office Building Project; provided, however, that Lessee's rights under this Lease shall not be impaired thereby, nor shall Lessee's obligations under this Lease be increased thereby.

51. MULTIPLE PARTIES. If more than one person or entity is named as either Lessor or Lessee herein, except as otherwise expressly provided herein, the obligations of the Lessor or Lessee herein shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee, respectively.

52. WORK LETTER. This Lease is supplemented by that certain Work Letter of even date executed by Lessor and Lessee attached hereto as Exhibit C and incorporated herein by this reference.

53. ATTACHMENTS. Attached hereto are the following documents which constitute a part of this Lease: None except Exhibits.

54.  OPTIONS TO EXTEND TERM.

     (a) Lessee hereby grants to Lessee two (2) separate options (the "Options") to extend the term of this Lease for a period of five (5) years each beyond the originally scheduled termination date (each such 5-year period being referred to herein as the "Option Term"). The Option must be exercised, if at all, by written notice (the "Option Notice") delivered by Lessee to Lessor not later than twelve (12) months prior to the end of the initial Term or the first Option Term; as applicable. Provided Lessee has properly and timely exercised the Options, the term of this Lease shall be extended by the Option Term, and all terms, covenants and conditions of the Lease shall remain unmodified and in full force and effect, except that the monthly Base Rent shall be modified as set forth in subparagraphs 54(b), (c) and (d), below. The Options shall be subject in their entirety to paragraph 39 hereof.

     (b) The monthly Base Rent payable during the first Option Term shall be equal to 95% of the fair market rental value of the Premises, and during the Second Option Term shall be equal to 100% of the fair market rental value of the Premises, in each case multiplied by the number of rentable square feet therein, immediately prior to the commencement of the Option Term, as determined herein. Fair market rental value shall be determined as provided in Subparagraph 54(c), below.

     (c) As used in this Lease, "fair market rental value" at any point in time shall mean the "effective rate" of monthly rent per square foot being charged by landlords to non-expansion, non-affiliated and non-renewal tenants, at such point in time (i) for office space in Comparable Buildings which is comparable in size, type, location, configuration, quality, view and degree of leasehold improvement to the Premises and (ii) for a lease term of substantially the same duration as the Option Term ("Comparable Leases"). The "effective rate" shall take into account rent or equivalent economic concessions being given, tenant improvement allowances (taking into account the level and quality of existing tenant improvements in the Premises and in the office space being offered in Comparable Leases, but giving Lessee due credit for the then value of tenant improvements installed in the Premises by Lessee over and above those paid for with the Tenant Improvement Allowance, as defined in Exhibit C) and brokerage commissions.

     Provided that Lessee shall have properly exercised the Option, Lessor shall provide written notice of its estimate of fair market rental value (the "Estimate") to Lessee not later than six (6) months prior to the commencement of the Option Term. Lessee shall have sixty (60) days ("Lessee's Review Period") after receipt of Lessor's Estimate, within which to accept such Estimate as fair market rental value or to object thereto in writing. In the event Lessee objects to the Estimate submitted by Lessor, Lessor and Lessee shall attempt in good faith to agree upon the fair market rental value. If Lessor and Lessee fail to reach agreement on such fair market rental value within thirty (30) days following Lessee's Review Period (the "Outside Agreement Date"), then each party shall submit its full estimate, and if Lessee's estimate of fair market rental value is within five percent (5%) of the Estimate, the average of the two figures shall be deemed the fair market rental value for purposes of this Paragraph. If Lessor's and Lessee's respective estimates of fair market rental value are not within five percent (5%) of each other, then Lessee's estimate and the Estimate shall be submitted to appraisal in accordance with Subparagraph 54(d) below.

     (d) (i) Lessor and Lessee shall each appoint one appraiser who shall by profession be a real estate professional who shall have been active over the five (5) year period ending on the date of such appointment in the appraisal of comparable properties in the vicinity of the Building. The determination of the appraisers shall be limited solely to the issue of whether Lessor's Estimate or Lessee's estimate of fair market rental value for the Premises is the closest to the actual fair market rental value for the Premises as determined by the appraisers, taking into account the requirements of Subparagraph 54(c) above and this Subparagraph 54(d) regarding same. Each such appraiser shall be appointed within fifteen (15) days after the Outside Agreement Date.

          (ii) The two appraisers so appointed shall, within fifteen (15) days of the date of the appointment of the last appointed appraiser, agree upon and appoint a third appraiser who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two appraisers.

          (iii) The three appraisers shall within thirty (30) days of the appointment of the third appraiser reach a decision as to whether the parties shall use Lessor's Estimate or Lessee's estimate of fair market rental value, and shall notify Lessor and Lessee thereof. Such decision shall be based upon the projected prevailing fair market rental value for Comparable Leases, as defined in Subparagraph 54(c) of this Lease.

          (iv) The decision of the majority of the three appraisers shall be binding upon Lessor and Lessee.

          (v) If either Lessor or Lessee fails to appoint an appraiser within the time period specified in Subparagraph 54(d)(i) hereinabove, the appraiser appointed by one of them shall reach a decision, notify Lessor and Lessee thereof, and such appraiser's decision shall be binding upon Lessor and Lessee.

          (vi) If the two appraisers fail to agree upon and appoint a third appraiser, both appraisers shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association.

          (vii) The cost of appraisal (and, if necessary, arbitration) shall be paid by Lessor and Lessee equally.

55.  INTENTIONALLY OMITTED.

56.  INTENTIONALLY OMITTED.

57. CONFIDENTIALITY. Lessor or persons hired by Lessor may, during the Lease term, have access to and acquire knowledge from material or other information about Lessee which knowledge constitutes trade secrets, future business plans, financial (except where specifically required by Lessor's financial institution) or other confidential information which is not accessible or known to the general public. Any such knowledge or information shall not be used, published or divulged by Lessor, Lessor's leasing agent/broker or any officer, employee, or agent of either of them, or persons hired by Lessor, to any other person, firm or corporation without first having obtained the written permission of Lessee, which permission Lessee may withhold in its sole discretion; provided, however, that Lessor may divulge any of the foregoing information to the extent such information is required to be disclosed by (a) subpoena or court officer, or (b) the California Secretary of State, the California Franchise Tax Board, the United States Internal Revenue Service or other governmental authority.

58. USE OF DISNEY NAME PROHIBITED. Lessor has no right under this Lease to use, and shall not use, Lessee's name, the name "Disney" (either alone or in conjunction with or as part of any other work or name) or any registered trademarks or service marks or any fanciful characters or designs of Lessee or Lessee Affiliates: (I) in any advertising, publicity or promotion; (ii) to express or imply any endorsement by Lessee of any services of Lessor or any other person or entity; or (iii) in any other manner (whether or not similar to the uses hereinabove specifically prohibited). Notwithstanding the foregoing, Lessor may, for financing, sale/leaseback, or sale purposes, use the name of Lessee as reasonably required in order to show that Lessee occupies the Premises and may, to the extent that Lessee's name appears on the Building, show Lessee's name in photographs or other representations of the Building.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.



            LESSOR                            LESSEE

CITADEL REALTY, INC.,            DISNEY ENTERPRISES, INC., a
a Delaware Corporation           Delaware Corporation

By                               By /s/ David K. Thompson
  -----------------------------    -----------------------------
                                          Senior Vice President
   Its                               Its  Assistant General Counsel
      -------------------------         ---------------------------

By /s/ Brett Marsh               By
  -----------------------------    --------------------------------

   Its                               Its
      -------------------------         ---------------------------



By /s/ Steve Wesson              By
  ------------------------------   --------------------------------


   Its  President                    Its
      --------------------------        ---------------------------


Executed at Los Angeles, CA      Executed at  Burbank, CA
           ---------------------             ----------------------
on  October 1, 1996              on   September 30, 1996
  ------------------------------    -------------------------------

Address: 555 S. Hope St.          Address:  Disney Enterprises, Inc.
         Suite 1825                         500 South Buena Vista Street
         Los Angeles, CA 90071              Burbank, CA  91521-6400
         Attn: Brett Marsh                  Attn:  Asset Strategy

Facsimile:  (213) 239-0549        Facsimile:  (818) 955-9015

                                   EXHIBIT A

                             STANDARD OFFICE LEASE

                                  FLOOR PLAN









































                                 SECOND FLOOR

                                   EXHIBIT A















































                                  THIRD FLOOR

                                   EXHIBIT A















































                                 FOURTH FLOOR

                                   EXHIBIT A















































                                  FIFTH FLOOR

                                   EXHIBIT A















































                                  SIXTH FLOOR

                                   EXHIBIT B

                        RULES AND REGULATIONS FOR LEASE

Dated: ________________, 1996

By and Between
CITADEL REALTY, INC., as Lessor, and
DISNEY ENTERPRISES, INC., as Lessee

                                 GENERAL RULES

     1. Lessee shall not suffer or permit the obstruction of any Common Areas, including driveways, walkways and stairways.

     2. Lessor reserves the right to refuse access to any persons Lessor in good faith judges to be a threat to the safety, reputation, or property of the Office Building Project and its occupants.

     3. Lessee shall not make or permit any noise or odors that annoy or interfere with other lessees or persons having business within the Office Building Project, other than noises and odors associated with the operation of and in the normal course of Lessee's business, which noises and odors shall not be apparent from outside of the Premises, and which shall be minimized to the greatest extent possible.

     4. Lessee shall not keep animals or birds within the Office Building Project, and shall not bring bicycles, motorcycles or other vehicles into areas not designated as authorized for same.

     5. Lessee shall not make, suffer or permit litter except in appropriate receptacles for that purpose.

     6. No sign, advertisement of notice shall be displayed, printed or affixed on or to the Premises or to the outside or inside of the Building or so as to be visible from outside the Premises or Building without Lessor's prior written consent. Lessor shall have the right to remove any non-approved sign, advertisement or notice, without notice to and at the expense of Lessee, and Lessor shall not be liable in damages for such removal. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Lessee by Lessor or by a person selected by Lessor and in a manner and style acceptable to Lessor.

     7. The sidewalks, halls, passages, exits, entrances, elevators and stairways and other portions of the common areas shall not be obstructed by Lessee or used for any purpose other than for ingress and egress from Lessee's Premises. Lessee shall immediately clear any trash that may be generated outside of the Premises as a result of these activities.

     8. Toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein.

     9. Lessee shall not overload the floor of the Premises or in any way deface the Premises nor shall Lessee suffer or permit any thing in or around the Premises or Building that causes excessive vibration or floor loading in any part of the Office Building Project.

     10. Lessor shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building. The times and manner of moving the same in and out of the Building shall be prescribed by Lessor, and all such moving must be done under the supervision of Lessor. Lessor may exclude from the Building any such heavy or bulky equipment or articles, the weight of which may exceed the floor load for which the Building is designed, or such equipment or articles as may violate any provisions of the Lease of which these rules and regulations are a part. Lessee shall not use any machinery or other bulky articles on the Premises, even though its installation may have been permitted, which may cause any noise, or jar, or tremor in the floors or walls, or which by its weight might injure the floor of the Building. Safes or other heavy equipment shall, as considered necessary by Lessor, stand on a platform of such thickness as is necessary to properly distribute the weight.

     11. Lessee shall not use or keep in the Premises, Building or Office Building Project any kerosene, gasoline or inflammable, explosive or combustible fluid or material, or use any method of heating or air-conditioning other than that supplied by Lessor.

     12. Lessee shall not lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Lessor.

     13. Lessee shall cooperate with Lessor in obtaining maximum effectiveness of the cooling system by closing drapes when the sun's rays fall directly on windows of the Premises. Lessee shall not obstruct, alter, or in any way impair the efficient operation of Lessor's heating, ventilating and air-conditioning system. Lessee shall not tamper with or change the setting of any thermostats or control valves.

     14. The Premises shall not be used for manufacturing or for the storage of merchandise. Lessee shall not, without Lessor's prior written consent, occupy or permit any portion of the Premises to be occupied or used for the manufacture or sale of liquor (other than beer and wine on-site) or tobacco in any form, or as a barber or manicure shop, or as an employment bureau. The Premises shall not be used for lodging or sleeping or for any improper, objectionable or immoral purpose. No auction shall be conducted on the Premises.

     15. Lessee shall not make, or permit to be made, any unseemly or disturbing noises, or disturb or interfere with occupants of the Building, the Office Building Project or neighboring buildings or premises or those having business with it by the use of any musical instrument, radio, phonographs or unusual noise, or in any other way.

     16. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises, and, except as specifically permitted pursuant to the terms of a tenant's lease in the Building, no cooking shall be done or permitted by any lessee in the Premises, except that the preparation of coffee, tea, hot chocolate and similar items for lessees, their employees and visitors shall be permitted. No lessee shall cause or permit any unusual or objectionable odors to be produced in or permeate from or throughout the Premises.

     17. The sashes, sash doors, skylights, windows and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by any lessee, nor shall any bottles, parcels or other articles be placed on the windowsills.

     18. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any lessee, nor shall any changes be made in existing locks or the mechanisms thereof unless Lessor is first notified thereof, gives written approval, and is furnished a key therefor. Each lessee must, upon the termination of its tenancy, give the Lessor all keys of stores, offices, or toilets and toilet rooms, either furnished to, or otherwise procured by, such lessee, and in the event of the loss of any keys so furnished, such lessee shall pay Lessor the cost of replacing the same or of changing the lock or locks opened by such key if Lessor shall deem it necessary to make such change.

     19. Lessor shall have the right to prohibit any advertising by any lessee which, in Lessor's opinion, tends to impair the reputation of the Building or the Office Building Project or its desirability as an office building and upon written notice from Lessor any lessee shall refrain from and discontinue such advertising.

     20. Any person employed by any lessee to do janitorial work shall, while in the Building or the Office Building Project and outside of the Premises, be subject to and under the control and direction of the office of the Office Building Project (but not as an agent or servant of Lessor, and the lessee shall be responsible for all acts of such persons).

     21. No air conditioning unit or other similar apparatus shall be installed or used by any lessee without the prior written consent of Lessor. Lessee shall pay the cost of all electricity used for air conditioning in the Premises pursuant to the Lease.

     22. There shall not be used in any space, or in the public halls of the Building, either by any lessee or others, any hand trucks except those equipped with rubber tires and side guards.

     23. All electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be florescent and/or of a quality, type, design and bulb color approved by Lessor. Lessee shall not permit the consumption in the Premises of more than 21/2 watts per net usable square foot in the Premises in respect of office lighting nor shall Lessee permit the consumption in the Premises of more than 11/2 watts per net usable square foot of space in the Premises in respect of the power outlets therein, at any one time. In the event that such limits are exceeded, Lessor shall have the right to remove any lighting fixture or any florescent tube or bulb therein as it deems necessary and/or to charge Lessee for the cost of the additional electricity consumed.

     24. Lessee shall be responsible for the inappropriate use of any toilet rooms, plumbing or other utilities. No foreign substances of any kind are to be inserted therein.

     25. Lessee shall not deface the walls, partitions or other surfaces of the Premises or Office Building Project.

     26. Furniture, significant freight and equipment shall be moved into or out of the Building only with Lessor's knowledge and consent, and subject to such reasonable limitations, techniques and timing, as may be designated by Lessor. Lessee shall be responsible for any damage to the Office Building Project arising from any such activity.

     27. Lessee shall not employ any service or contractor for services or work to be performed in the Building, except as approved by Lessor.

     28. Lessor reserves the right to close and lock the Building outside of Business Hours. If Lessee uses the Premises during such periods Lessee shall be responsible for securely locking any doors it may have opened for entry and shall be required to pay such fee for HVAC and other services as may be charged by Lessor pursuant to the Lease.

     29. No window coverings, shades or awnings shall be installed or used by Lessee.

     30.  No Lessee, employee or invitee shall go upon the roof of the Building.

     31. Lessee shall not suffer or permit smoking or carrying of lighted cigars or cigarettes in areas reasonably designated by Lessor or by applicable governmental agencies as non-smoking areas.

     32. Lessee shall not use any method of heating or air conditioning other than as provided by Lessor.

     33. Lessee shall not install, maintain or operate any vending machines upon the Premises without Lessor's written consent.

     34.  The Premises shall not be used for lodging or manufacturing.

     35. Lessee shall comply with all safety, fire protection and evacuation regulations established by Lessor or any applicable governmental agency.

     36. Lessor reserves the right to waive any one of these rules or regulations, and/or as to any particular Lessee, and any such waiver shall not constitute a waiver of any other rule or regulation or any subsequent application thereof to such Lessee.

     37. Except to the extent Lessor is specifically made responsible for such matters by law, Lessee assumes all risks from theft or vandalism and agrees to keep its Premises locked as may be required.

     38. Lessor reserves the right to make such other reasonable rules and regulations as it may from time to time deem necessary for the appropriate operation and safety of the Office Building Project and its occupants. Lessee agrees to abide by these and such rules and regulations; provided, however, that Lessor shall provide Lessee with reasonable advance written notice of any such rules and/or regulations.

     39. All doors opening onto public corridors shall be kept closed, except when being used for ingress and egress.

     40. The requirements of lessees will be attended to only upon request to Lessor or building manager, if any.

     41. Except as otherwise specifically permitted by this Lease, canvassing, soliciting and peddling in the Building are prohibited and each lessee shall cooperate to prevent the same; provided that Lessee shall not be responsible for the acts of unrelated third parties.

     42. Lessor covenants and agrees not to enforce these rules and regulations in a discriminatory manner. Notwithstanding the foregoing, Lessee understands and acknowledges that Lessee may be the only office tenant in the Building and that certain of these rules and regulations may have greater applicability to Lessee than to other tenants in the Building.

                                 PARKING RULES

     1    Parking areas shall be used only for parking by vehicles no longer than full size, passenger automobiles herein called "Permitted Size Vehicles." Vehicles other than Permitted Size Vehicles are herein referred to as "Oversized Vehicles."

     2. Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, customers, or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

     3. Parking stickers or identification devices shall be the property of Lessor and be returned to Lessor by the holder thereof upon termination of the holder's parking privileges. Lessee will pay such replacement charge as is reasonably established by Lessor for the loss of such devices.

     4. Lessor reserves the right to refuse the sale of monthly identification devices to any person or entity that willfully refuses to comply with the applicable rules, regulations, laws and/or agreements.

     5. Lessor reserves the right to relocate all or a part of parking spaces from floor to floor, within one floor, and/or to reasonably adjacent offsite locations(s) within a two (2) block radius of the Building provided a shuttle service is provided, and to reasonably allocate them between compact and standard size spaces, as long as the same complies with applicable laws, ordinances and regulations. No reserved spaces shall be moved except in the case of repair or restoration, government requirement or reconfiguration of the Parking Structure.

     6. Users of the parking area will obey all posted signs and park only in the areas designated for vehicle parking.

     7. Unless otherwise instructed, every person using the parking area is required to park and lock his own vehicle. Lessor will not be responsible for any damage to vehicles, injury to persons or loss of property, all of which risks are assumed by the party using the parking area.

     8. Validation, if established, will be permissible only by such method or methods as Lessor and/or its licensee may establish at rates generally applicable to visitor parking.

     9. The maintenance, washing, waxing or cleaning of vehicles in the parking structure or Common Areas is prohibited.

     10. Lessee shall be responsible for seeing that all of its employees, agents and invitees comply with the applicable parking rules, regulations, laws and agreements.

     11. Lessor reserves the right to modify these rules and/or adopt such other reasonable and nondiscriminatory rules and regulations as it may deem necessary for the proper operation of the parking area; provided, however, that such changes shall not impair the minimum number of parking spaces to be made available to Lessee and Lessee's customers pursuant to Paragraph 2.2 of this Lease.

     12. Such parking use as is herein provided is intended merely as a license only and no bailment is intended or shall be created hereby.

     13. Lessor or its agent may tow or otherwise remove any vehicles which are parked illegally in the parking areas, which are parked in the parking areas for more than seventy-two (72) consecutive hours without Lessor's prior written consent or which constitute a nuisance or annoyance to other users of the Office Building Project or parking areas. Such towing shall be at the sole cost and expense of the lessee which is in any way responsible for the presence of such vehicle in the parking area (for example, if the vehicle is parked by any particular lessee's invitee, customer or employer, such lessee shall be responsible for the cost of towing such vehicle).

                                   EXHIBIT C

                          WORK LETTER TO OFFICE LEASE

Dated: _____________, 1996

     This Work Letter Agreement ("Agreement") is being entered into as of __________, 1996, between CITADEL REALTY, INC. ("Lessor") and DISNEY ENTERPRISES, INC. ("Lessee"), in connection with the execution of the Lease between Lessor and Lessee of even date herewith ("Lease"), who hereby agree as follows:

     1.  General.
         -------

          a. The purpose of this Agreement is to set forth how the Tenant Improvements (as defined in Section 4 below) in the Premises are to be constructed, who will undertake the construction of the Tenant Improvements, who will pay for the construction of the Tenant Improvements, and the time schedule for completion of the construction of the Tenant Improvements.

          b. Except as defined in this Agreement to the contrary, all terms utilized in this Agreement shall have the same meaning ascribed to them in the Lease.

          c. The provisions of the Lease, except where clearly inconsistent or inapplicable to this Agreement, are incorporated into this Agreement.

          d. The Tenant Improvements shall be constructed pursuant to this Agreement by Lessee. Lessor shall provide the Tenant Improvement Allowance (as defined in Section 5 below).

     2.  Preparation of Plans and Construction Schedule and Procedure.  Lessee
         ------------------------------------------------------------
shall arrange for the construction of the Tenant Improvements in accordance with the following schedule:

          a.  Selection of Designer and Engineer.  Lessee shall select an
              ----------------------------------
architect or designer, who must be a member of the American Institute of Architects and must have performed one or more projects in the immediately preceding 18 month period, ("Designer"), and an engineer ("Engineer") familiar with all Applicable Laws and Building requirements. The Designer and the Engineer shall be selected by Lessee subject to Lessor's consent, which consent shall not be unreasonably withheld, and which consent (or refusal to consent for reasonable reasons) shall be granted within three (3) business days after Lessee has submitted the name of the Designer and the Engineer to Lessor. This procedure shall be repeated until the Designer and the Engineer are finally approved by lessor and written consent has been delivered to and received by Lessee.

          b.  [INTENTIONALLY OMITTED]

          c.  Preparation and Approval of Space Plan.  Lessee shall submit to
              --------------------------------------
Designer all additional information including occupancy requirements for the Premises ("Information") necessary to enable the Designer to prepare a space plan showing all demising walls, corridors, entrances, exits, doors, interior partitions, cooking areas and the locations of all offices, conference rooms, computer rooms, mini-service kitchens, reception area(s), libraries and file rooms ("Space Plan") and the Working Drawings (as defined below).

          Within five (5) business days after Lessor receives the Space Plan, Lessor shall either approve or disapprove the Space Plan for reasonable reasons and return the Space Plan to Lessee. In such event, Lessor shall require, and Lessee shall make, the changes necessary in order to correct the problems identified by Lessor in the Space Plan and shall return the Space Plan to Lessor, which Lessor shall approve or disapprove within three (3) business days after Lessor receives the revised Space Plan. This procedure shall be repeated until the Space Plan is finally approved by Lessor and written approval has been delivered to and received by Lessee. Lessee may submit the Space Plan in one or more stages and at one or more times, and the time periods for Lessor's approval shall apply with respect to each such portion submitted.

          d.  Preparation and Approval of Working Drawings.  After the Space
              --------------------------------------------
Plan is finally approved by Lessor, Lessee shall submit to Lessor drawings prepared by the Designer ("Working Drawings") which shall be compatible with the design, construction and equipment of the Building, comply with all Applicable Laws, be capable of logical measurement and construction, contain all such information as may be required for the construction of the Tenant Improvements, and the preparation of the Engineering Drawings (as defined in Paragraph (e) below), and contain all partition locations, plumbing locations, air conditioning system and duct work, special air conditioning requirements, reflected ceiling plans, office equipment locations, and special security systems. The Working Drawings may be submitted in one or more stages and at one or more times and the time periods for Lessor's approval shall apply with respect to each such portion submitted. Lessor and Lessee understand and agree that neither the Working Drawings, Engineering Drawings, or Final Plans will include any changes required of Lessor to the Building Structure or Building Systems to ensure that the Building Structure and Building Systems comply with Applicable Laws.

          Lessor shall approve the Working Drawings, or such portion as has from time to time been submitted, within five (5) business days after receipt of same, or designate by notice given within such time period to Lessee the specific changes reasonably required to be made to the Working Drawings in order to correct any problems identified by Lessor and shall return the Working Drawings to Lessee. Lessee shall make the changes necessary in order to correct any such problems and shall return the Working Drawings to Lessor, which Lessor shall approve or disapprove within three (3) business days after Lessor receives the revised Working Drawings. This procedure shall be repeated until all of the Working Drawings are finally approved by Lessor and written approval has been delivered to and received by Lessee.

          e.  Preparation and Approval of Engineering Drawings.  After the
              ------------------------------------------------
Working Drawings are finally approved by Lessor, Lessee shall submit to Lessor for Lessor's review and approval engineering drawings prepared by the Engineer, showing complete mechanical, electrical, plumbing, HVAC, telecommunication, and computer cabling plans ("Engineering Drawings"). The Engineering Drawings may be submitted in one or more stages and at one or more times and the time periods for Lessor's approval shall apply with respect to each such portion submitted.

          Lessor shall approve the Engineering Drawings or such portion as has from time to time been submitted within five (5) business days after receipt of same or designate by notice given within such time period to Lessee the specific changes reasonably required to be made to the Engineering Drawings in order to correct any problems identified by Lessor, and shall return the Engineering Drawings to Lessee. Lessee shall make the changes necessary in order to correct any such problems and shall return the Engineering Drawings to Lessor, which Lessor shall approve or disapprove within three (3) business days after Lessor receives the revised Engineering Drawings. This procedure shall be repeated until the Engineering Drawings are finally approved by Lessor and written approval has been delivered to and received by Lessee.

          f.  Integration of Working Drawings and Engineering Drawings into
              -------------------------------------------------------------
Final Plans.  After Lessor has approved the Engineering Drawings, Lessee shall
-----------
cause the Designer to integrate the approved Working Drawings with the approved Engineering Drawings (collectively "Final Plans") and deliver the Final Plans to Lessor. Lessee may submit the Final Plans in one or more stages and at one or more times, and the time periods for Lessor's approval shall apply with respect to each such portion submitted.

     Lessor shall approve the Final Plans, or such portion as has from time to time been submitted, within five (5) business days after receipt of same or designate by notice given within such time period to Lessee the specific changes reasonably required to be made to the Final Plans in order to correct any problems identified by Lessor and shall return the Final Plans to Lessee.
Lessee shall make the changes necessary in order to correct any such problems and shall return the Final Plans to Lessor, which Lessor shall approve or disapprove within three (3) business days after Lessor receives the revised Final Plans. This procedure shall be repeated until all of the Final Plans are finally approved by Lessor and written approval has been delivered to and received by Lessee.

     3.  Contractor and Review of Plans.
         ------------------------------

          a.  Selection of Contractor.  Lessee shall select a contractor, and
              -----------------------
electrical and mechanical subcontractors ("Contractor"), subject to the approval of Lessor, which approval will not be unreasonably withheld; provided, however, that Lessor reserves the right to require Lessee to use life safety contractors selected by Lessor (but in no event shall Lessee be required to enter into contracts with such contractor on other than commercially reasonable terms). Lessee may enter into a construction contract with the Contractor at a mutually agreed upon price, or, at Lessee's election, in the exercise of its sole discretion, Contractor shall be selected by Lessee pursuant to competitive bidding. The construction contract shall provide for progress payments, and Lessee shall pay for the entire cost of the Tenant Improvements in excess of the Tenant Improvement Allowance (as defined in Section 5(a) below) after the Tenant Improvement Allowance has first been exhausted.

          b.  Lessor's Review Responsibilities.  Lessee agrees and understands
              --------------------------------
that the review of all plans pursuant to this Agreement by Lessor is solely to protect the interests of Lessor in the Building and the Premises, and Lessor shall not be the guarantor of, nor responsible for, the correctness or accuracy of any such plans or compliance of such plans with Applicable Laws; provided, however, that Lessor shall be solely responsible for the cost of complying with Applicable Laws as and to the extent required under Section 6.3(a) of the Lease.

          c.  Actual Review Costs.  Lessee shall reimburse to Lessor its actual
              -------------------
and documented costs paid to third parties incurred in approving the Space Plan and Working Drawings by deducting such costs from the Tenant Improvement Allowance.

     4.  Tenant Improvements.  The term "Tenant Improvements" shall mean all
         -------------------
improvements shown in the Final Plans as integrated by the Designer, mechanical and electrical engineers and other consultants and, to the extent specified in the Final Plans, all signage, built-ins, related cabinets, attached reception desks, and all carpets and floor coverings, but Tenant Improvements shall not include any personal property of Lessee.

     5.  Tenant Improvement Allowance.
         ----------------------------

          a.  Amount.  Lessor will pay on behalf of Lessee an amount equal to
              ------
One Million Nine Hundred Forty-Nine Thousand One Hundred Twelve Dollars and Sixty Cents ($1,949,112.60) ("Tenant Improvement Allowance"), expendable for the costs of the design and construction of and permits for the Tenant Improvements, but not for Lessee's personal property (including, without limitation, freestanding work stations, desks, computers, telecommunications equipment and conference room tables, moving expenses or for Lessee's legal fees or other costs and expenses.

          b.  Disbursement.  The Tenant Improvement Allowance shall be utilized
              ------------
only to pay for Tenant Improvements. The Tenant Improvement Allowance shall be disbursed by Lessor once every month prorata with funds in excess of the Tenant Improvement Allowance invested by Lessee, pursuant to requests for disbursement which shall include invoices and legally sufficient lien releases, which shall be approved by Lessee and and/or Designer and submitted to Lessor for payment by Lessee relating to completed work.

          c.  Unused or Unfunded Amount.  Any unused or unfunded portion of the
              -------------------------
Tenant Improvement Allowance shall be forfeited and shall not be payable to, or for the benefit of, Lessee.

     6.  Change Orders.  In the event that Lessee requests any changes to the
         -------------
Space Plan, Working Drawings, Engineering Drawings or Final Plans, Lessor shall not unreasonably withhold its consent to any such changes, and shall grant or deny its consent to such changes within five (5) business days after Lessor receives the same. If such changes increase the cost of constructing the Tenant Improvements, Lessee shall pay Contractor the increased costs on a monthly basis according to the invoices for the items relating to the changes provided by Contractor, but only after the Tenant Improvement Allowance has been completely disbursed.

      7.   No Fee to Lessor. Except as otherwise provided herein, Lessor shall
           ----------------
receive no fee for supervision, profit, overhead or general conditions in connection with the Tenant Improvements.

      8.   Clean-Up Expenses. Lessee shall clean the Premises following Lessee's
           -----------------
move into the Premises, including removal of all rubbish and debris, and shall leave Lessee's Premises clean in a manner consistent with the commencement of businesses in other Class A Buildings, and the costs of doing so shall be borne by Lessee.

      9.   No Miscellaneous Charge. Neither Lessee nor the Contractor shall be
           -----------------------
charged for, and Lessor shall provide, parking (to the extent parking is available) for Lessee's architects, designers, contractors and subcontractors (including those people working on the Tenant Improvements) or for the use of normal electricity, water, toilet facilities, elevators and/or hoists during the Construction Period. All such equipment, areas, elevators and utilities shall be made reasonably available to the Contractor and the subcontractors during business hours during the Construction Period.

     10.   Common Area Upgrades. Lessor shall within twelve (12) months of the
           --------------------
Commencement Date, complete its renovation of the Building main floor lobby and elevator cabs, consistent with conceptual drawings approved by Lessor and Lessee. In addition, Lessor shall install in the Building main lobby and Parking Structure a video security system in accordance with plans provided by Lessee and reasonably approved by Lessor; provided however that the cost of such system in excess of Fifty Thousand Dollars ($50,000) shall be paid by Lessee.


     11.  Bonding.  If Lessee is neither the original Lessee or a Lessee
          -------
Affiliate Lessee shall be required to obtain and provide a completion bond, satisfactory to Lessor, in connection with any construction, alteration, or improvement work performed by or on behalf of Lessee.

     12.  Unions.  Lessee, in the exercise of its sole discretion, may utilize
          ------
union or non-union contractors and/or subcontractors.

     13.  Delivery of Premises to Lessee and Condition of Premises.  Lessor
          --------------------------------------------------------
shall deliver the possession of the Premises to Lessee in the condition required under the Lease and at the time set forth in the Lease, or if no time is set forth in the Lease, then on execution of the Lease by Lessor.

     14.  Work Performed by Lessor or by Contractors or Entities Designated by
          --------------------------------------------------------------------
Lessor.  In the event that Lessor performs any work for Lessee in connection
------
with the Tenant Improvements, Lessor shall be paid an amount equal to the actual costs reasonably incurred by Lessor in performing such work, together with a reasonable charge for overhead.

Executed in ____________, California, on the __ day of __________________1996.

         LESSOR                                          LESSEE
CITADEL REALTY, INC.,                     DISNEY ENTERPRISES, INC., a Delaware
a Delaware Corporation                    Corporation

By                                        By
  ----------------------------              ------------------------------
     Its                                       Its
        ----------------------                    ------------------------

                                   EXHIBIT D

                      STANDARDS FOR UTILITIES AND SERVICES

     The following are the Standards for Utilities and Services. Lessor reserves the right to adopt such reasonable, nondiscriminatory modifications and additions hereto as it deems appropriate.

   1. Lessor shall, subject to the limitations and provisions hereinafter set forth in this Exhibit "D":

       (a) Provide automatic elevator facilities during Business Hours, and provide one (1) automatic elevator at all other times.

       (b) Provide to the Premises during Business Hours (and at other times for an additional charge as provided in the Lease), heating, ventilation, and air-conditioning (HVAC) pursuant to the "HVAC Specifications" attached to these Standards for Utilities and Services.

       (c) Furnish to the Premises, during Business Hours, 3.5 watts per square foot of electric current for routine lighting and the operation of general office machines such as typewriters, dictating equipment, desk model adding machines, and the like, which use 110-volt electric power, not to exceed the reasonable capacity of Building standard office lighting and receptacles, and not in excess of limits imposed or recommended by governmental authority. Lessor will pay fifty per cent (50% of the cost (up to a maximum of Thirty Five Thousand ($35,000) Dollars total cost) if Lessee desires to increase electrical capacity to 5.0 watts per square foot.

       (d) Contract for janitorial services to the Premises Sunday through Thursday (except Holidays), pursuant to the "Cleaning Specifications" attached to these Standards for Utilities and Services, provided the same are used exclusively for the uses permitted under this Lease, and are kept reasonably in order by Lessee. If Lessor's contractor fails to provide janitorial services in accordance with the Cleaning Specifications, Lessor shall, within a reasonable time after written notice thereof from Tenant, take all reasonable steps to ensure that the contractor, or a successor contractor, provide such services in accordance with the Cleaning Specifications.

   2. No data processing equipment, other special electrical equipment (excluding personal computers utilizing 110-volt electric power), air-conditioning or heating units, or plumbing additions shall be installed, nor shall any changes to the Building HVAC, electrical or plumbing systems be made without the prior written consent of Lessor, which consent shall not be unreasonably withheld. In the case of any such change, Lessor reserves the right to designate and/or approve the contractor to be used. Any permitted installations shall be made under Lessor's supervision.

   3. Lessor shall provide Lessee with one (1) Building access card for every 200 square feet of the Premises. Lessee shall provide Lessor with up to five (5) keys to the Premises and interior doors therein. To the extent feasible, all interior doors will be keyed alike. Additional keys, access cards and any replacement of lost keys or access cards will be provided by Lessor and Lessee, respectively, at the expense of the requesting party. All such requests must be in writing.

          4. Lessor shall replace all bulbs and ballasts within the Premises upon reasonable notice from Lessee.

                            CLEANING SPECIFICATIONS

  A.   OFFICE AREAS
       ------------

       Daily:  All cleaning in Premises (except washing outside of windows) will
       -----
               be performed five days each week, including either Monday through Friday or Sunday through Thursday, and excluding Holidays:

       1. Empty and clean all waste receptacles and ashtrays; remove waste materials from the Premises; wash receptacles as necessary.

       2. Damp-mop all spillage in uncarpeted areas.

       3. Vacuum all rugs and carpet areas in offices, lobbies and corridors.

       4. Hand-dust all office furniture, fixtures, telephone and all other horizontal surfaces (but only the extent surfaces are cleared of all materials such as papers, documents and files).

       5. Sweep all private stairways, vacuum if carpeted.

       6. Police all stairwells and sidewalks throughout the entire Project and keep in clean condition.

       7. Spot-clean carpeting as required.

       8. Spot-clean spill marks on resilient floor tile.

       9. Spot-clean all wall marks.

      10. Secure all lights.

      11. Remove fingerprints, dirt smudges, etc.

      12. Clean drinking fountains.

      13. Wipe bright work.

      14. It is understood that Lessor shall have no obligation (a) to wash or otherwise clean dishes, glasses and other utensils used for preparing food or beverages or (b) to remove or store such dishes, glasses and other utensils in order to clean any area, fixture or surface of the Premises.

   15. Wash clean all water coolers nightly.

       Weekly:
       ------

       1. Hand dust all door louvers and other ventilating louvers.

       2. Dust and/or wash all lobby walls, directory boards and display glass weekly; remove fingerprints and smudges nightly.

       3. Wipe clean and polish all metal and bright work.

       4. Damp-mop and polish as required all resilient flooring in the Premises and public corridors and elevator lobbies; more often if necessary.

       5. Wash, clean and polish all water coolers and fountains.

       6. Dust in place all picture frames, charts, graphs, and similar wall hangings.

       7. Spot-clean all wall marks.

       8. Clean glass around entrance doors.

       9. Clean chair mats.

       Monthly
       -------

       1. Wash and polish all resilient floors.

       2. Dust all paneled walls and doors and other similar surfaces not reached in nightly or weekly cleaning.

       3. Vacuum all ventilating and air-conditioning louvers, high moldings, and other areas not reached in nightly or weekly cleaning.

       4. Remove all finger marks and smudges from doors, door frames, around light switches, private entrance glass and partitions.

       Quarterly
       ---------

       1. West exterior of lighting fixtures.

       2. Dust all window louvers or blinds.

       3. Damp-mop building stairwells.

       4. Floors re-waxed and old was removed as necessary, but not less than quarterly.

  B.   LAVATORIES
       ----------

    Daily:  All of the following cleaning services will be performed five
    -----
            days each week, including either Monday through- Friday or Sunday through Thursday, and excluding Holidays:

    1. Clean and damp-mop floors.

    2. Wash and polish all mirrors, bright work and enameled surfaces, shelves, dispensers and other washroom fixtures.

    3. Wash and sanitize with a disinfectant all basins, bowls and urinals using non-abrasive cleaners to remove stains and nightly clean underside of rims of urinals and bowls.

    4. Wash and sanitize (both sides of seat) with a disinfectant for toilet seats.

    5. Dust, clean and wash where necessary, all partitions, tile walls and all dispensers and receptacles using a disinfectant when necessary.

    6. Empty and sanitize all receptacles and sanitary disposals.

    7. Provide materials and fill tissue-holders, towels, sanitary napkins and soap dispensers.

    8. Clean flushmeters, piping, toilet seat hinges and other metal work nightly.

    9. At least once during the day, but not more than twice, check and supply men's and ladies' washroom for toilet tissue replacement, paper towel replacement, soap replacement and sanitary napkin replacement.

    Weekly
    ------

    1. Machine-scrub lavatory floors, apply floor finishing where applicable.

    2. Wash and polish all partitions, tile walls and enamel surfaces.

    Quarterly
    ---------

    1. Vacuum all louvers, ventilating grilles and dust light fixtures.

C.  MISCELLANEOUS SERVICES
    ----------------------

    1. Maintain building lobby, corridors, elevators, loading dock and receiving areas, and other public areas in a clean and orderly condition.

    2. Damp-mop spillage in office and public areas as required.

    3. Hose-off loading dock and freight handling areas on a monthly basis.

    4. During inclement weather, Lessor will place floor mats at the entrances to Building and will clean mats as necessary.

D.  GLASS CLEANING
    --------------

    1. The interior windows will be washed one time per year and the exterior of the windows shall be washed not less than two times a year.

E.  MAIN FLOOR AND ELEVATOR LOBBIES
    -------------------------------

    Nightly: All of the following cleaning services will be performed five
    -------
             days each week, including either Monday through Friday or Sunday through Thursday, excluding Holidays:

    1. Wash and clean all swinging and revolving glass doors, frames and hardware.

    2. Clean and polish lobby console, including glass directories and exterior glass at ground floor as needed, but not less than monthly.

    3. Clean and polish all chrome bright work including kick plates, base, partition top hand rails, waste paper receptacles, planters, elevator call button plates, hose cabinets, mail chutes and service elevator lobby and escalator housings landings, aluminum and brass elevator tracks and visible hardware.

    4. Clean all interior architectural aluminum and brass finishes.

    5. Clean all painted, vinyl and granite wall surfaces, as required.

    6. Clean all door thresholds of dirt and debris, as required.

    7. Spot clean, sweep and damp-mop all granite, brick paver and seal as required.

    8. Clean and dust counter tops, work table, director board glass and ledges.

    9. Empty, clean and sanitize as required all waste paper baskets and refuse receptacles.

F.  SERVICE OFFICES (ENGINEERING, SECURITY, CLEANING); STORE ROOMS, SERVICE
    -----------------------------------------------------------------------
    CORRIDORS, ROOF; AND SERVICE SINK CLOSETS
    -----------------------------------------

    Nightly: All of the following cleaning services will be performed five
    -------
             days each week, including either Monday through Friday or Sunday through Thursday, and excluding Holidays:

    1. Remove all trash from all of the above areas.

    2. Maintain an orderly arrangement of all janitorial supplies and paper products in the storage rooms and service sink closets.

    3. Maintain in a clean and orderly arrangement all equipment stored in these areas, such as mops, buckets, brooms, vacuum cleaners, scrubbers, etc.

    4. Clean and disinfect service sinks, as required.

    5. Sweep and damp-mop service sink closet floors. Deodorize and disinfect as required.

    6. Sweep store room floors.

    7. Police roof as required.

    Weekly:
    ------

    1. Damp-mop all composition floors in store room. Deodorize and disinfect as required.

G.  PASSENGER ELEVATORS
    -------------------

    Nightly: All of the following cleaning services will be performed five
    -------
             days each week, including either Monday through Friday or Sunday, through Thursday, and excluding Holidays:

    1. Clean all walls inside of cabs including base.

    2. Clean interior surface of cab walls and doors.

    3. Clean outside surfaces of all elevator doors and frames.

    4. Spot clean elevator cab floor carpeting.

    5. Vacuum all cab floor carpeting thoroughly. Edge all carpeting thoroughly.

    Weekly:
    ------

    1. Damp wipe clean entire cab ceiling.

    2. Shampoo and hot water extract with neutralizing rinse all elevator cab floor carpets, as required.

H.  SERVICE ELEVATORS
    -----------------

    Nightly: All of the following cleaning services will be performed five
    -------
             days each week, including either Monday through Friday or Sunday through Thursday, and excluding Holidays:

    1. Spot clean all surfaces of the interior of all cabs and all exterior doors and frames.

    2. Clean dirt and debris from grooves landing door racks.

    3. Sweep and scrub as required flooring of all cabs.

    Weekly:
    ------

    1. Thoroughly clean all interior of cab walls, doors and frames.

    2. Machine scrub and refinish where applicable.

    3. Clean floor landing tracks.

I.  LOADING AREA, TRASH AREA AND SERVICE ENTRANCE
    ---------------------------------------------

    Nightly: All of the following cleaning services will be performed five
    -------
             days each week, including either Monday through Friday or Sunday through Thursday, and excluding Holidays:

    1. Place all miscellaneous trash and debris, except construction materials, in the Building's trash receptacles, compactors or balers.

    2. Stack all trash in designated area bin.

    3. Sweep entire area.

    4. Hose down or mop trash area and disinfect as required.

    Weekly:
    ------

    1. Hose down loading dock area and service area. Deodorize and disinfect area as required.

    Quarterly:
    ---------

    1. Perform high dusting and/or wash down services for all high reach projections, ducts, pipes, ledges, etc. in loading are and service entrance area.

J.  EXTERIOR STRUCTURE AND GROUNDS SERVICES
    ---------------------------------------

    Nightly: All of the following cleaning services will be performed five
    -------
             days each week, including either Monday through Friday or Sunday through Thursday, and excluding Holidays:

    1. Inspect entire perimeter of project.

    2. Spot sweep accumulations of dirt, papers and leaves in all comer areas where wind tends to cause a collection of this debris.

    Weekly:
    ------

    1. Hose down entire perimeter of project.

       The janitorial and cleaning services shall be comparable to the janitorial and cleaning services of Comparable Buildings with respect to the level of quality and the manner in which such services are performed. This cleaning specification may be reasonably changed or altered by Lessor from time to time to facilitate conformity with the latest methods of maintenance and cleaning technology generally recognized as acceptable for Comparable Buildings, subject to Lessor's approval with respect to the conformity of such changes or alterations with the latest methods of maintenance and cleaning technology generally recognized as acceptable for Comparable Buildings, which approval shall not be unreasonably , withheld, conditioned or delayed. Lessor reserves the right to reasonably alter the level of such services from time to time as determined by Lessor to be appropriate for a first-class office building, subject to Lessee's approval, which shall not be unreasonably withheld, conditioned or delayed. However, in no event will the level of quality of service be diminished by such changes. In the event Lessee requires a higher level of service beyond that which was required to be provided or was actually provided on the Commencement Date, pursuant to this Lease to suit its particular needs, the cost of such additional service shall be borne by Lessee.

K.  GENERAL PROVISIONS
    ------------------

    All cleaning services shall be performed after Business Hours except as otherwise specially requested by Lessee and except for exterior window washing.

                              HVAC SPECIFICATIONS
                              -------------------

  1. Lessor shall provide air-conditioning on a year-round basis throughout the Premises and Building. Lessee's space shall be provided with thermostatically controlled zones. The system shall consist of sufficient capacity to maintain an average inside temperature of 74 degrees +2 degrees F.D.B. during summer
                                              -
  outdoor temperatures of 94 degrees F.D.B. and 68 degrees F.W.B. and 70 degrees +2 degrees F.D.B. at winter outside temperatures of 41 degrees F.D.B. and in
  -
  accordance with an occupancy of one person per 150 rentable square feet (average per floor) and a lighting load of 1.5 watts per square foot of rentable area and miscellaneous power loads of 3.5 watts per square foot of rentable area, and outdoor ventilation consistent with ASHRAE standard 62-1989. These temperatures are subject to the conditions and requirements of State and Federal Energy Conservation Standards (collectively, "regulatory requirements"). To the extent minimum and maximum outside temperatures are expressed, Lessor's system shall be operated to provide cooling and heating based on the greater requirement of the stated temperature or the current ASHRAE standard based on 99% conditions experienced in Glendale, California.

  2. If Lessee requires supplemental HVAC service to cool electrical lighting and power loads in excess of those specified above, Lessee will be required to purchase and install additional equipment necessary to use to Building's supplemental water cooling water capacity (as described herein). The Building will provide supplemental cooling water capacity (with an allowance of 5 cooling tons per floor) accessible by Lessee at each floor.

  3. Each floor of the Premises shall be served by water source heat pumps which provide at least 43 tons of capacity on each floor.

                                   EXHIBIT E

                                  CERTIFICATE


            I, DAVID K. THOMPSON, Senior Vice President-Assistant General Counsel and Assistant Secretary of Disney Enterprises, Inc., a Delaware corporation, do hereby certify as follows:

       Disney Enterprises, Inc. is, and has been since February 9, 1996, the effective date of the acquisition of Capital Cities/ABC, Inc. (the "Acquisition Date"), the name of the Delaware corporation known as "The Walt Disney Company" from February 11, 1987 until February 9, 1996. Concurrently with its name change on the Acquisition Date, DEI became a wholly owned subsidiary of a new Delaware corporation named "DC Holdco, Inc.," which, immediately after becoming the parent corporation of DEI, changed its name to "The Walt Disney Company." The effect of these transactions was to convert the former publicly owned parent company of Disney's operating subsidiaries into a wholly owned subsidiary of a new publicly owned parent company having the same name as the old parent company.

       Other than the change of name, the transactions described above had no material effect on the business or assets of DEI, which continues as of the date hereof (a) to carry out substantially all of the businesses formerly conducted by the old "The Walt Disney Company," including the licensing of consumer products and other goods, and (b) to own the capital stock of domestic and foreign subsidiary corporations engaged in a variety of businesses, including businesses related to the production and distribution of filmed entertainment products and television programming; the development, construction and operation of theme park and resort facilities; and the marketing and distribution of consumer products.

            IN WITNESS WHEREOF, I have hereunto set my hand and caused the seal of the Corporation to be hereunto affixed this 30th day of September, 1996.


                                      /s/ David K. Thompson
                                      _________________________________
                                              David K. Thompson
                                            Senior Vice President
                                          Assistant General Counsel
                                             Assistant Secretary




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